STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April
22, 2003, by and among ANTEON INTERNATIONAL CORPORATION, a Delaware corporation (the "Purchaser"), INFORMATION SPECTRUM, INC., a New Jersey corporation (the "Company"), each of the parties designated on the signature pages hereof as a seller (each a "Seller" and collectively, the "Sellers") and Mark Green, as representative of the Sellers (the "Sellers' Representative").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Sellers are the beneficial and record owners of all of the issued and outstanding shares of Class A Common Stock, no par value, (the "Class A Shares"), and Class B Common Stock, no par value (the "Class B Shares," and together with the Class A Shares, the "Shares"), of the Company; and

                  WHEREAS, the Sellers desire to sell and transfer to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Shares, all as more specifically provided herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   Article I

                           PURCHASE AND SALE OF SHARES

          1.1  Purchase and Sale of Shares.

     The Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell to the Purchaser, the Shares, for an aggregate purchase price (the "Purchase Price") of Ninety Million Seven Hundred Thirty-Two Thousand Dollars ($90,732,000), which amount shall be subject to adjustment as set forth in
Section 1.5, and paid in accordance with Section 1.2.

          1.2  Payment of Purchase Price.

       The Purchase Price shall be paid by the Purchaser as follows:


          (a) Subject to the terms of Section 1.5, at the Closing (as defined in Section 1.4), the Purchaser shall pay to the Sellers cash by wire transfer of immediately available funds to bank accounts to be designated by the Sellers' Representative in the aggregate amount of Eighty-Six Million Seven Hundred Thirty-Two Thousand Dollars ($86,732,000) (the "Initial Payment"), such aggregate amount to be allocated among the Sellers in accordance with
     Schedule 1.2. The Purchaser and the Sellers agree that the per share values of the Class A Shares and the Class B Shares shall be equal for purposes of the transactions contemplated by this Agreement.

          (b) At the Closing, the Purchaser shall deliver to U.S. Bank National Association, a national banking association (the "Escrow Agent"), payment by wire transfer of immediately available funds, in the amount of Four Million Dollars ($4,000,000) to be held in an interest bearing account (the "Escrow Account") in accordance with the terms of an escrow agreement, substantially in the form attached hereto as Exhibit A, by and among the Purchaser, the Sellers, the Sellers' Representative and the Escrow Agent (the "Escrow Agreement").

          1.3  Deliveries at Closing.

          At the Closing, each Seller shall deliver, or cause to be delivered, to the Purchaser stock certificates representing the number of Shares set forth opposite such Seller's name on Schedule 2.1(C)(i), duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

          1.4  Closing; Closing Date.

          Subject to the satisfaction (or appropriate waiver) of the conditions set forth in Article IV and subject to the proviso set forth in clause (B) of the first sentence of Section 3.1(A)(i), the closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1615 L Street, NW, Washington, DC 20036-5694 at 10:00 A.M. local time on the date (subject to the proviso set forth in clause (B) of the first sentence of Section 3.1(A)(i)) that is the later of the following: (i) April 25, 2003 and (ii) five (5) Business Days (as defined in Section 8.1) following the expiration or termination of the waiting period with respect to the form filed under the HSR Act (as defined in Section 2.1(L)) pursuant to Section 3.6. Notwithstanding the foregoing, the Closing may occur at such other place or such other time or date as the Purchaser and the Sellers' Representative may mutually agree in writing. The time and date upon which the Closing occurs is herein called the "Closing Date."

          1.5  Purchase Price Adjustments.

          (a) No later than three (3) Business Days prior to the Closing, the Sellers will prepare and deliver to the Purchaser a statement (the "Estimated Closing Statement"), prepared based upon the Company's accounts which will be maintained in accordance with GAAP (as defined in Section 8.1) and on a basis consistent with the financial statements of the Company for the periods ended August 31, 2002 and November 30, 2002 (including, without limitation, the manner in which the Company recognizes revenue under AICPA Statement of Position 81-1), each as modified by the express terms of this Agreement, setting forth the Sellers' estimate of (i) the Net Debt (as defined in Section 8.1) as of the Closing Date (the "Estimated Closing Net Debt") and the amount, if any, by which the Estimated Closing Net Debt is greater than zero and (ii) the Net Working Capital (as defined in Section 8.1) as of the Closing Date (the "Estimated Closing Net Working Capital") and the amount, if any, by which the Estimated Closing Net Working Capital is less than $12,180,000 (the "Target Net Working Capital"). If the amount of the reserve for health benefit plan claims or rate overruns is increased in the Estimated Closing Statement pursuant to
     Section 3.22 and/or Section 3.23, the Sellers shall be required to engage the services of Sellers' Auditors (as defined in Section 8.1) to perform certain agreed upon procedures and issue a related report (the "Agreed Upon Procedures Report") to assist in confirming that such reserve(s) were established by the Sellers using a methodology consistent with that used in calculating such reserve(s) as used in preparing the Balance Sheet. The costs and expenses incurred by the Sellers in connection with the preparation of the Estimated Closing Statement shall be subject to Section
     5.2. In the event that the Purchaser has any dispute with the calculation of the Estimated Closing Net Debt and/or the Estimated Closing Net Working Capital contained in the Estimated Closing Statement, the parties will use their respective reasonable best efforts to resolve such dispute prior to the Closing; provided, however, that the resolution of such dispute shall not be a condition to the Closing or cause any delay in the occurrence of the Closing.

          (b) As soon as practicable, but in no event later than sixty (60) calendar days following the Closing Date, the Purchaser shall prepare, in consultation with the Sellers' Representative, and deliver to the Sellers' Representative a statement (the "Closing Statement"), prepared based upon the Company's accounts which will be maintained in accordance with GAAP and on a basis consistent with the financial statements of the Company for the periods ended August 31, 2002 and November 30, 2002 (including, without limitation, the manner in which the Company recognizes revenue under AICPA Statement of Position 81-1), each as modified by the express terms of this Agreement, setting forth the Purchaser's determination of (i) the Net Debt as of the Closing Date (the "Closing Net Debt") and the amount, if any, by which the Closing Net Debt is greater than zero and (ii) the Net Working Capital as of the Closing Date (the "Closing Net Working Capital") and the amount, if any, by which the Closing Net Working Capital is less than the Target Net Working Capital. The Closing Statement shall not in any manner reflect any decrease in the amount of the reserves established by the Company pursuant to Sections 3.22, 3.23 and 3.26.

          (c) The Purchaser shall provide the Sellers and their representatives (subject to the execution of confidentiality agreements and other similar agreements customary under such circumstances) with timely access to the work papers, records, accounts and similar materials of the Purchaser used in connection with the preparation of the Closing Statement. The Sellers' Representative shall have thirty (30) calendar days following its receipt of the Closing Statement within which to deliver to the Purchaser a written notice of objection thereto (the "Objection Notice"), which Objection Notice shall (i) set forth the Sellers' Representative's determination of the Closing Net Debt and/or the Closing Net Working Capital and (ii) specify in reasonable detail the Sellers' Representative's basis for objection. The failure by the Sellers' Representative to deliver the Objection Notice within such thirty (30) calendar-day period shall constitute the Sellers' Representative's acceptance, on behalf of the Sellers, of the Closing Statement. If the Purchaser has no objection to the Sellers' Representative's determination of the Closing Net Debt or the Closing Net Working Capital, as the case may be, set forth in the Objection Notice, the Purchaser shall so notify the Sellers' Representative in writing as soon as practicable after receipt thereof. The Purchaser and the Sellers' Representative shall in good faith attempt to resolve their differences, if any, with respect to the Closing Statement and reach a written agreement with respect thereto (the "Settlement Agreement") within twenty (20) calendar days following timely delivery of the Objection Notice, and any such resolution between them shall be final, binding and conclusive. If the Purchaser and the Sellers' Representative are unable to resolve all of such differences within such twenty (20) calendar-day period, the items in dispute will be referred for determination as promptly as practicable to the Independent Accounting Firm (as defined in Section 8.1), which shall be jointly engaged by the Purchaser, on the one hand, and the Sellers' Representative, on the other hand, pursuant to an engagement letter in customary form which each of the Purchaser and the Sellers' Representative shall execute. If Ernst & Young LLP is unable to serve as the Independent Accounting Firm and the Purchaser and the Sellers' Representative have failed to reach agreement on an Independent Accounting Firm within ten (10) calendar days following the termination of the twenty
     (20) calendar-day period referred to in the immediately preceding sentence, then the Independent Accounting Firm shall be selected by the American Arbitration Association. The Independent Accounting Firm shall prescribe procedures for resolving the disputed items and in all events shall make a written determination, with respect to such disputed items only, whether and to what extent, if any, the Closing Statement and the accompanying calculation(s) of the Closing Net Working Capital and/or Closing Net Debt require adjustment based on the terms and conditions of this Agreement (the "Determination"). The Determination shall be based solely on presentations with respect to such disputed items by the Purchaser and the Sellers' Representative to the Independent Accounting Firm and not on the Independent Accounting Firm's independent review; provided, that such presentations shall be deemed to include, without limitation, any work papers, records, accounts or similar materials delivered to the Independent Accounting Firm by the Purchaser or the Sellers' Representative in
     connection with such presentations and any materials delivered to the Independent Accounting Firm in response to requests by the Independent Accounting Firm. Each of the Purchaser and the Sellers' Representative shall use its reasonable best efforts to make its presentation as promptly as practicable following submission to the Independent Accounting Firm of the disputed items, and each such party shall be entitled, as part of its presentation, to respond to the presentation of the other party and any questions and requests of the Independent Accounting Firm. The Purchaser and the Sellers' Representative shall instruct the Independent Accounting Firm to deliver the Determination to the Purchaser and the Sellers' Representative no later than thirty (30) calendar days following the date on which the disputed items are referred to the Independent Accounting Firm. In deciding any matter, the Independent Accounting Firm (i) shall be bound by the provisions of this Section 1.5(c), (ii) may not assign a value to any item greater than the greatest value for such item claimed by either the Purchaser or the Sellers' Representative or less than the smallest value for such item claimed by the Purchaser or the Sellers' Representative, and (iii) shall be bound by the express terms, conditions and covenants set forth in this Agreement, including, without limitation, Sections 1.5(a) and (b), Sections 3.22, 3.23 and 3.26 and the definitions in Section 8.1, including the definition of Net Working Capital contained therein. In the absence of fraud or manifest error, the Determination shall be conclusive and binding upon the Purchaser, the Sellers' Representative and the Sellers. The reasonable fees and expenses of the Independent Accounting Firm shall be shared one-half (1/2) by the Purchaser and one-half (1/2) by the Sellers.

          (d) Within five (5) days following the determination of the Closing Net Debt and the Closing Net Working Capital in accordance with Section 1.5(c), the following adjustments to the Purchase Price and the following payments will be made:

               (i) if the Closing Net Working Capital is less than the Target Net Working Capital, the Sellers shall pay to the Purchaser the amount by which the Target Net Working Capital exceeds the Closing Net Working Capital; and

               (ii) if the Closing Net Debt is greater than zero, the Sellers shall pay to the Purchaser the amount by which the Closing Net Debt exceeds zero.

          Any payment made pursuant to clauses (i) or (ii) of the preceding sentence is referred to herein as a "Sellers' Refund." Notwithstanding the foregoing, for the purposes of determining the amount, if any, to be paid to the Purchaser pursuant to Section 1.5(d)(ii), the amount payable pursuant to Section 1.5(d)(ii) shall be reduced by the amount payable pursuant to Section 1.5(d)(i).

          (e) Any Sellers' Refund to be made to the Purchaser shall be made by wire transfer of immediately available funds to the account designated by the Purchaser in writing to the Sellers' Representative at least three (3) days prior to the date of payment; provided, however, the Purchaser may, in its sole discretion, elect to be paid from the Escrow Account, whereupon the Purchaser and the Sellers' Representative shall deliver a joint notice to the Escrow Agent in accordance with the Escrow Agreement, instructing the Escrow Agent to make such payment from the Escrow Account to the Purchaser.

                                   Article II

                         REPRESENTATIONS AND WARRANTIES

          2.1  Representations and Warranties of the Sellers.

          The Company and each of the Sellers, jointly andseverally, represent and warrant to the Purchaser as follows:

          (A)  Organization and Qualification of the Company.

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being, or as currently proposed by current management to be, conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect (as defined below). "Company Material Adverse Effect," as used in this Agreement, shall mean any event, change or effect that is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the Company taken as a whole; provided, however, that changes in general economic conditions shall not be deemed to be, or have caused or resulted in, a Company Material Adverse Effect.

               (ii) The copies of the Articles of Incorporation and By-Laws of the Company previously delivered to the Purchaser or its counsel, in each case as amended, are true, complete and correct. The respective minute books, or comparable records, of the Company are accurate in all material respects. The stock books of the Company are true, complete and correct.

          (B)  Authority to Execute and Perform Agreement.

               (i) Each Seller  has,  as the case may be, the legal  capacity or all requisite power and authority and all approvals required to enter into, execute and deliver this Agreement, the other Transaction Documents (as defined in Section 8.1) to which it is or will be a party and each and every transaction contemplated hereby and thereby and to perform fully such Seller's obligations hereunder and thereunder. This Agreement and each of the other Transaction Documents to which each Seller is a party have been duly executed and delivered by such Seller. Assuming due execution and delivery hereof and thereof by the Purchaser and the Company, and assuming the enforceability hereof and thereof on the Purchaser and the Company, this Agreement and each of the other Transaction Documents to which each Seller is a party are valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in equity or at law).

               (ii) The Company has all requisite right and power and all authority and approvals required to enter into, execute and deliver this Agreement and each of the other Transaction Documents to which it is or will be a party and each and every transaction contemplated hereby and thereby and to perform fully its obligations hereunder and thereunder. The board of directors of the Company, in accordance with the terms of the Company's Articles of Incorporation and By-Laws, in each case as amended, has unanimously adopted resolutions approving and adopting this Agreement and the other Transaction Documents to which the Company is or will be a party, and no other corporate or other action is required for the due execution, delivery or performance by the Company of this Agreement or such other Transaction Documents. This Agreement and each of the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company. Assuming due execution and delivery hereof and thereof by the Purchaser and each of the Sellers, and assuming the enforceability hereof and thereof on the Purchaser and each of the Sellers, this Agreement and each of the other Transaction Documents to which the Company is a party are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in equity or at law).

               (iii) The Sellers' Representative has been duly appointed by the Sellers to act as their representative and attorney-in-fact for purposes of this Agreement and the Escrow Agreement, as described in the Escrow Agreement. The Sellers' Representative has the legal capacity and all requisite power and authority and all approvals required to enter into, execute and deliver this Agreement and the Escrow Agreement and each and every transaction contemplated hereby and thereby and to perform fully the Sellers' Representative's obligations hereunder and thereunder. This Agreement and the Escrow Agreement have been duly executed and delivered by the Sellers' Representative. Assuming due execution and delivery hereof and thereof by the Purchaser, the Sellers and the Company, and assuming the enforceability hereof and thereof on the Purchaser, the Sellers and the Company, this Agreement and the Escrow Agreement are valid and binding obligations of the Sellers' Representative, enforceable against the Sellers' Representative in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in equity or at law).

          (C)  Capital Stock.

               (i) The authorized capital stock of the Company consists of 1,000,000 Class A Shares, no par value, of which 318,600 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable, and 2,000,000 Class B Shares, no par value, of which 637,200 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable, and are lawfully owned beneficially and of record by the Sellers, in the respective amounts set forth on
          Schedule 2.1(C)(i), free and clear of any pledges, liens, charges, encumbrances, voting or transfer restrictions, security interests, restrictions  and  claims  of any  kind or other  encumbrances  of any nature whatsoever (collectively, "Liens"). The Company has no other authorized, issued or outstanding class of capital stock. There are no existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls or commitments of any character relating to
          (i) the authorized and unissued capital stock or treasury stock of the Company, or (ii) any securities or obligations convertible into or exchangeable for, or giving any Person (as defined in Section 3.16) any right to subscribe for or acquire from the Company any shares of capital stock of the Company, and no such convertible or exchangeable securities or obligations are outstanding.

               (ii) The Company does not directly or indirectly own any interest in any other Person or entity.

          (D)  Good Title to Shares.

          At the Closing, subject to the delivery in full of the Purchase Price by the Purchaser in accordance with the terms hereof, each Seller will deliver to the Purchaser good title to the Shares held by such Seller, free and clear of all Liens. Each Seller has the unrestricted power and authority to transfer the Shares to the Purchaser.

          (E)  Financial Statements.

               (i) The balance sheets of the Company as of November 30, 1999, November 30, 2000, November 30, 2001 and November 30, 2002, and the related statements of income, shareholders' equity and changes in financial position for the years then ended, including the footnotes thereto, audited by Sellers' Auditors, which have been delivered to the Purchaser, fairly present, in all material respects, the financial position of the Company as at such dates and the results of operations and changes in financial position, as the case may be, of the Company for such respective periods, in each case in accordance with GAAP consistently applied for the periods covered thereby. (The foregoing financial statements are sometimes herein called the "Audited Financials." The November 30, 2002 balance sheet included in the Audited Financials is sometimes herein called the "Balance Sheet.") The unaudited balance sheets of the Company as of August 31, 2001 and August 31, 2002, and the related statements of income for the nine months then ended, including the footnotes thereto, which have been delivered to the Purchaser, fairly present, in all material respects, the financial position of the Company as of such dates and the results of operations of the Company for the nine months then ended, in each case in conformity with GAAP, applied on a basis consistent with that of the Audited Financials (subject to the normal year-end audit adjustments). (The foregoing unaudited financial statements as of, and for the nine months ended, August 31, 2002 are sometimes herein referred to as the "Interim Financials").

               (ii) Since December 1, 1999, the Company has complied with GAAP and has maintained any and all reserves necessary to comply with GAAP, and, except for (a) reserves for the sole purpose of paying claims under the Company's health benefit plans, (b) reserves for the Company's rate overruns for the Company's 2002 fiscal year and (c) reserves for uncollectible Accounts Receivable (as defined in Section 8.1), to meet the overall reasonable business needs of the Company during such period.

               (iii) The Company has established as current liabilities on the Balance Sheet reserves necessary to comply with GAAP in amounts equal to (a) $360,500, which represents the amount required to pay claims under the Company's health benefit plans, (b) $280,000 in respect of the Company's rate overruns for the Company's fiscal year 2002, and
          (c) $170,000 with respect to the uncollectibility of Accounts Receivable.

               (iv) The annual budget of the Company for calendar year 2003, a true, complete and correct copy of which was previously delivered to the Purchaser, was prepared by management of the Company in good faith and based on assumptions believed by management of the Company, as of the date of this Agreement, to be reasonable; provided, however, that Purchaser acknowledges that achievement of the results set forth in such annual budget are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such budget. Sellers expressly do not represent and warrant that the results, performance or assumptions included within such annual budget will be achieved by the Company and make no other representation or warranty concerning such annual budget except as set forth in this
          Section 2.1(E)(iv).

          (F)  Absence of Certain Changes or Events.

          Except as described herein, the Audited Financials as of, and for the year ended, November 30, 2002 or in Schedule 2.1(F), since November 30, 2002, there has been no change in the business, properties, assets, operations or condition (financial or otherwise) of the Company which has resulted or would reasonably be expected to result in a Company Material Adverse Effect, and none of the Sellers or the Company has Knowledge (as defined in Section 8.1) of any such change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, operations or condition (financial or otherwise) of the Company, whether or not covered by insurance which has resulted or would reasonably be expected to result in a Company Material Adverse Effect. Except as expressly provided in this Agreement (including, but not limited to, Section 3.24) or as set forth on the Audited Financials as of, and for the year ended, November 30, 2002 or in Schedule 2.1(F), since November 30, 2002, the Company has not:

               (i) purchased, agreed to purchase, retired, redeemed or called for redemption any of its outstanding shares of capital stock, issued or sold or purchased any options, warrants, shares, bonds or other securities, interests or rights to acquire any of its securities or interests, or, except for (i) the transfer by the Company to Mark Green of all of the capital stock of Spectrum Health (as defined in
          Section 2.1(G)(ii)) held by the Company, (ii) the bonus payment in the amount of $300,000 paid to Mark Green and other salary payments due to Mark Green pursuant to his employment agreement with the Company,
          (iii) other benefits and perquisites due to Mark Green in the ordinary course of business, consistent with past practice and (iv) payments and health insurance benefits to Geraldine Green in accordance with the Geraldine Green Support Agreement, made payment of any kind to any stockholder of the Company, or declared or paid any dividend or distribution on or authorized or effected any split or recapitalization of any such securities;

               (ii) made or contracted for any capital expenditures (other than direct purchases under government contracts) in excess of $25,000 per item and $500,000 in the aggregate, or made any other commitments or disbursements or incurred or paid any liabilities or obligations, except in the usual and ordinary course of business;

               (iii) sold, leased, abandoned, or otherwise transferred (or contracted to sell, lease or otherwise transfer) any of its assets or properties, except in the usual and ordinary course of business, or mortgaged, pledged or subjected to any Lien any of its assets;

               (iv) canceled any debts or claims or waived any rights in excess of $10,000 in the aggregate;

               (v) transferred or granted any right under any lease, license, agreement, or other valuable asset, except in the usual and ordinary course of business and consistent with past practice;

               (vi) merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

               (vii) entered into or amended any employment agreement, entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan, program, agreement or arrangement, or made any change in the actuarial methods or assumptions used in funding any defined benefit pension plan, or made any change in the assumptions or factors used in determining benefit equivalencies thereunder;

               (viii) except for short-term bank borrowings in the ordinary course of business, incurred any indebtedness for borrowed money;

               (ix) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or lives adopted by it;

               (x) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than those made in the ordinary course of business consistent with past practice;

               (xi) made any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business;

          (xii)  made  any  payment  or  commitment  to  pay  any  severance  or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, other than payments made in the ordinary course of business to Persons other than its officers or directors;

               (xiii) except in the ordinary course of business, entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, in each case, calling for an aggregate purchase or sale price or payments of more than $10,000 (in one lump sum payment or in the aggregate, in the case of installment payments), or pursuant to which it agreed to indemnify any party or to refrain from competing with any party;

               (xiv) except for inventory or equipment acquired in the ordinary course of business and capital expenditures made in accordance with
          Section 2.1(F)(ii) above, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person;

               (xv) paid, directly or indirectly, any material liability before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

               (xvi) except for contracts that have expired in accordance with their terms in the ordinary course of business, terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement;

               (xvii)  made  or  authorized   any  change  in  its  Articles  of
          Incorporation or By-Laws;

               (xviii) performed work on behalf of one or more customers on an "at risk" or otherwise contractually unfunded basis that continues to be "at risk" as of the date hereof in an amount that, as of the date hereof, exceeds $100,000 in the aggregate; or

               (xix) agreed, whether in writing or otherwise, to take any action described in this Section 2.1(F).

          (G)  Litigation and Liabilities.

               (i) Except as listed on Schedule 2.1(G)(i), there are no actions, suits, demands, or claims or legal, administrative or arbitral proceedings, hearings or investigations pending or, to the Knowledge of the Company or any of the Sellers, threatened against or involving the Company, any of the Sellers or any of their respective properties or assets. Except (aa) as listed on Schedule 2.1(G)(i), Schedule 2.1(V) or any other Schedule hereto, (bb) as contained in the Audited Financials as of, and for the year ended, November 30, 2002, or (cc) Liabilities arising in the ordinary course of business, including, but not limited to, Liabilities arising in the ordinary course of business under Contracts listed on Schedule 2.1(O) or Contracts that are not required to be listed on Schedule 2.1(O), there are no obligations or liabilities, whether or not accrued, contingent or otherwise, or any facts or circumstances of which the Company or any Seller has Knowledge, including, without limitation, those relating to environmental and occupational safety and health matters, that, alone or in the aggregate, will result in claims against, obligations of or liabilities to, the Company which are reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 2.1(G)(i), there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or any of the Sellers.

               (ii) The Company has no obligations or liabilities of, or otherwise relating to, Spectrum Health, Inc., a New Jersey corporation ("Spectrum Health"), whether or not accrued, contingent or otherwise, and there are no facts or circumstances related to Spectrum Health, including, without limitation, those relating to environmental and occupational safety and health matters, that could result in claims against, obligations of or liabilities to the Company. The business of Spectrum Health ceased not later than December 31, 1998.

          (H)  Title to Properties; Absence of Liens, etc.

          The Company has good and marketable title to all of its properties and assets, free and clear of any Liens, except (i) for Permitted Liens (as defined in Section 8.1), (ii) as reflected in the Balance Sheet, or (iii) for such properties and assets as may have been sold since the date hereof in the ordinary course of business or in accordance with Section 3.24. All of the Company's properties and assets are, in all material respects, in good operating condition and repair, subject to ordinary wear and tear.

          (I)  Licenses and Registrations; Compliance with Laws, etc.

          The Company has all permits, authorizations, licenses, orders, registrations and approvals of, and has made all required registrations with, any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (each a "Governmental Body," and collectively, "Governmental Bodies") which are necessary for the Company to carry on its business as presently conducted or necessary for the intended use, as of the date hereof, of any properties of the Company (collectively, "Permits"). Such Permits are in full force and effect; no violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the Knowledge of the Company or any of the Sellers, threatened to revoke or limit any Permit. The Company is in compliance in all material respects with the terms of such Permits. Except as disclosed in Schedule 2.1(I), the business of the Company is not being conducted, in any material respect, in conflict with, violation of or default under any law, rule, decree, regulation, ordinance or order applicable to its business, properties, assets or operations (including, without limitation, those relating to wages and hours, occupational health and safety, record keeping, customs, environmental matters, export control, hazardous waste disposal, pollution control, possession of classified information or zoning). Each Seller is in compliance with each, and is not in violation of or default under any law, rule, decree, regulation, ordinance or order, the noncompliance with, violation of or default under which could reasonably be expected to impair or affect the validity of this Agreement or the other Transaction Documents or the ability of such Seller to perform his or its obligations under this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. The Company has filed with the proper authorities all material statements and reports required by all applicable laws, rules, decrees, regulations, judgments, injunctions, awards, ordinances and orders. The Company has at all times complied with the provisions of the Foreign Corrupt Practices Act of 1977, as amended. The Company has not made any illegal payment to officers or employees of any governmental or regulatory body, or made any payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practices, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of the sales made or to be made by the Company.

          (J)  Intellectual Property.

               (i) For purposes of this Agreement, "Intellectual Property" means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used or held for use by the Company:

               (a) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled) (collectively, "Patents");

               (b) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "Trademarks");

               (c) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights (collectively, "Copyrights");

               (d) trade secrets, confidential business information, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright or trademark protection), other than any of the above that have entered the public domain or were not created or developed as proprietary by the Company (collectively, "Trade Secrets");

               (e) computer software programs, including all source code, object code, and documentation related thereto ("Software"); and

               (f) all licenses, and sublicenses, and other agreements or permissions related to the property described in Section 2.1(J)(i)(a) through (e).

               (ii) Disclosure.

               (a) Schedule 2.1(J)(ii)(a) sets forth all United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned by the Company, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (C) the issuance, registration or application numbers and dates.

               (b) Schedule 2.1(J)(ii)(b) sets forth all licenses, sublicenses and other agreements or permissions under which the Company is a licensee or otherwise is authorized to use or practice any Intellectual Property ("IP Licenses") except for (A) commercial off-the-shelf software licenses purchased by the Company, (B) permissions to use Intellectual Property that is embedded in equipment, vehicles or other tangible items and not subject to a separate written license agreement ("Embedded Intellectual Property"),
          (C) permissions to use data and technical information pursuant to any contracts with the federal government ("Government Data"), and (D) confidential information of another party provided to the Company under a non-disclosure or confidentiality agreement for limited purposes and without an express license ("Third Party Confidential Information") (items (A) through (D) collectively, the "Excluded Licenses").

               (c) Schedule 2.1(J)(ii)(c) sets forth and describes the status of any material agreements including licenses and sublicenses involving Intellectual Property currently in negotiation or proposed ("Proposed Intellectual Property Agreements") by the Company.

               (iii) Ownership. Except as set forth on Schedule 2.1(J)(iii), the Company owns, free and clear of all Liens (except for Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign (excluding, however, limitations on licensing set forth in applicable federal acquisition regulations, or in security requirements under government contracts), all Intellectual Property, except for (A) the Intellectual Property that is the subject of the IP Licenses, (B) the Intellectual Property subject to the Excluded Licenses or (C) the Proposed Intellectual Property Agreements; provided, that there is case law which specifically holds the Internet domain names are not property subject to ownership rights, and the Company has only the rights provided in its domain name registration agreements with the applicable registrar.

               (iv) Licenses. The Company has a valid and enforceable license to Intellectual Property, including, without limitation, commercial off-the-shelf software, that is not owned by the Company and is not
          (A) Third Party Confidential Information, (B) Government Data, (C) Embedded Intellectual Property, or (D) in the public domain or otherwise publicly available without infringement or violation of any third party right, assuming no misrepresentation on the part of the licensors with respect to their ownership or authority to license such Intellectual Property, and, to the Knowledge of the Sellers and the Company, no such misrepresentation exists. The Company has substantially performed all material obligations imposed on it in such Company licenses, has made all payments required to date and is not, nor to the Company's or any Seller's Knowledge is another party thereto, in material breach or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a material default thereunder. The continued exercise of rights by the Company to the Intellectual Property that is the subject of such Company licenses in a manner consistent with the current exercise of rights by the Company is not restricted or prohibited by any applicable license other than the term limitations contained in such Company licenses. None of the Company or any of the Sellers has Knowledge that any Person intends to terminate (whether for cause or otherwise) or default under any such Company license.

               (v) Registrations. All registrations for Copyrights, Patents and Trademarks owned or purported to be owned by the Company are valid and in force, and all applications to register any Copyrights, Patents and Trademarks owned or purported to be owned by the Company that are pending are in good standing, all without challenge to the Company's ownership rights.

               (vi) Claims.

               (a) No claim or action against the Company is pending or, to the Knowledge of the Sellers and the Company, threatened and neither the Company nor any Seller has any Knowledge of any basis for any claim against the Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Intellectual Property currently used by the Company, and no item of Intellectual Property owned by the Company is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use, the licensing, or the sublicensing thereof other than restrictions on use, licensing and sublicensing which are standard in the industry, and the limitations on licensing set forth in the applicable federal acquisition regulations and the limitations provided in its domain name registration agreements with the applicable registrar.

               (b) Neither the Company nor any Seller has received any written notice that the Company has infringed upon or otherwise violated the intellectual property rights of third parties or received any claim, charge, complaint, demand or notice alleging any such infringement or violation, or has Knowledge of any basis for any such claim.

               (c) To the Knowledge of the Sellers and the Company, no third party is infringing upon or otherwise violating any Intellectual Property of the Company.

               (d) The Company's products have been marked as required by the applicable Patent statute.

               (vii) No Infringement of Intellectual Property of Others. (A) None of the Intellectual Property, products or services owned by the Company infringes upon or otherwise violates any intellectual property rights (other than Patents) of any third party, (B) to the Knowledge of the Sellers and the Company, none of the Intellectual Property, products or services owned by the Company infringes upon or otherwise violates any Patents of any third party, and (C) to the Knowledge of the Sellers and the Company, none of the Intellectual Property products or services used, developed, provided, sold or licensed by the Company to any Person infringes upon or otherwise violates any intellectual property rights of any third party.

               (viii)  Administration  and  Enforcement.  The  Company has taken
          commercially   reasonable   actions  to   maintain   and  protect  the
          Intellectual Property owned by it and material to its business.

               (ix) Software. All Software, the intellectual property rights in which are owned by the Company, is described in Schedule 2.1(J)(ix)(a). Except as set forth on Schedule 2.1(J)(ix)(b), (a) such Software is not subject to any transfer, assignment, site, equipment, or other limitations on transfer, other than as set forth in applicable federal acquisition regulations; (b) to the Knowledge of the Company and the Sellers, the Company has the most current copy or release of the Software; (c) the Software documentation, if any, includes all information sufficient to use such Software in the conduct of the business or operations of the Company as of the date of this Agreement; (d) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software owned by the Company by any third party other than governmental rights set out in Contracts to which the Company is or was a party, or as provided pursuant to any government regulation; and
          (e) to the Knowledge of the Company and the Sellers, such Software (x) is free from any material defect, (y) does not contain any mechanism for viruses, worms, time bombs, or unauthorized backdoor access that could be used to interfere with its operation, and (z) performs in general conformance with its documentation as respects the material functionality and purposes for which such Software is currently used by the Company.

               (x) Trade Secrets. Except as disclosed on Schedule 2.1(J)(x) or as set forth in applicable federal acquisition regulations or as required pursuant to the filing of any Patent application: (a) the Company has taken commercially reasonable actions to protect its material Trade Secrets from unauthorized use or disclosure; (b) to the Knowledge of the Company and the Sellers, there has not been an unauthorized use or disclosure of such Trade Secrets; (c) the Company has, and will have on the Closing Date, the right to bring actions for misappropriation of such material Trade Secrets owned by the Company;
          (d) to the Knowledge of the Company and the Sellers, none of such Trade Secrets infringes upon or otherwise violates valid and enforceable intellectual property or trade secrets of others; and (e) the Company is not, nor as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, will be, in violation of any agreement relating to such Trade Secrets.

               (xi) Employees, Consultants and Other Persons. As of the date hereof, each present or past employee, officer, consultant or any other Person who developed any part of any Intellectual Property for the Company, either: (a) is a party to an agreement that conveys or obligates such person to convey to the Company any and all right, title and interest in and to all Intellectual Property developed by such Person in connection with such Person's employment with or engagement on behalf of the Company; (b) as to copyrighted or copyrightable material created in the course of such Person's employment with or engagement on behalf of the Company is a party to a "work made for hire" agreement pursuant to which the Company is deemed to be the original owner/author of all proprietary rights in such material; or (c) otherwise has by operation of law vested in the Company any and all right, title and interest in and to all such Intellectual Property developed by such Person in connection with such Person's employment with, or engagement on behalf of, the Company, excluding any third party materials incorporated therein, any public domain materials, and subject to any right of joint copyright owners set forth in Schedule 2.1(J)(xi).

               (xii) Employee Breaches. To the Knowledge of the Sellers and the Company, no employee of the Company has transferred Intellectual Property or confidential or proprietary information to the Company or to any third party in violation of any law or any term of any employment agreement, Patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or any prior employer.

               (xiii) Related Parties; etc. The Company does not use any Intellectual Property owned by any director, officer, employee or consultant of the Company. At no time during the conception or reduction to practice of any of the Intellectual Property owned by the Company was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Body or subject to any employment agreement, invention assignment, nondisclosure agreement or other contract with any Person that could adversely affect the rights of the Company to any Intellectual
          Property; excluding, however, rights of Governmental Bodies under acquisition regulations and under government contracts.

               (xiv) Transfer. The execution by the Company and the Sellers of this Agreement will not result in the loss or impairment of the rights of the Company to own or use any of the Intellectual Property, and the Company is not, nor as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder will be, in violation of any IP License.

               (xv) EnviroSpectrum Intellectual Property. Except as set forth in
          Schedule 2.1(J)(xv), all (i) Patents, Trademarks, Copyrights, Trade Secrets, Software and (ii) licenses, sublicenses, and other agreements or permissions related to the foregoing, formerly owned by, licensed to or otherwise used or held for use by EnviroSpectrum (as defined in Section 8.1) shall be deemed to be Intellectual Property.

               (K)  Non-Contravention.

               (i) The execution and delivery of this Agreement by each Seller and the execution and delivery of the other Transaction Documents contemplated hereby by or on behalf of each Seller, and the consummation of the transactions contemplated hereby and thereby and the performance by each Seller of this Agreement and the other Transaction Documents in accordance with their respective terms will not (a) violate any provision of the Articles of Incorporation or By-Laws (or comparable organizational instruments), in each case as amended, of the Company or any of the Sellers or (b) except as set forth on Schedule 2.1(K)(i), (i) violate, conflict with or result in the breach of any material provision of, or result in a material modification of or entitle any party to terminate, or constitute (whether after the filing of notice or lapse of time or both) a default (by way of substitution, novation or otherwise) under, any contract (including task orders and delivery orders under any such contract), agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise, commitment or other binding arrangement, whether written or oral (collectively, the "Contracts") to which the Company or any of the Sellers is a party or by or to which any of the Company's or any of the Sellers' assets or properties may be bound or subject, (ii) result in the creation or imposition of any Lien upon any of the property or assets of the
          Company or any of the Sellers pursuant to any provision of any Contract or Lien, (iii) violate any law, regulation, statute, injunction, order, arbitration award, judgment or decree applicable to, against, or binding upon any Seller or the Company or by which any of the Company's or any of the Sellers' securities, business or property is bound, or (iv) violate or result in the revocation or suspension of any Permit.

               (ii) The execution and delivery of this Agreement by the Company and the execution of and delivery of the other Transaction Documents contemplated hereby by or on behalf of the Company, and the consummation of the transactions contemplated hereby and thereby and the performance by the Company of this Agreement and the other Transaction Documents in accordance with their respective terms will not (a) violate any provision of the Articles of Incorporation or By-Laws, in each case as amended, of the Company, (b) except as set forth on Schedule 2.1(K)(ii), (i) violate, conflict with or result in the breach of any material provision of, or result in a material modification of or entitle any party to terminate, or constitute (whether after the filing of notice or lapse of time or both) a default (by way of substitution, novation or otherwise) under, any Contract to which the Company is a party or by or to which any of the Company's assets or properties may be bound or subject, (ii) result in the creation or imposition of any Lien upon any of the property or assets of the Company pursuant to any provision of any Contract or Lien, (iii) violate any law, regulation, statute, injunction, order, arbitration award, judgment or decree applicable to, against, or binding upon the Company or by which any of the Company's securities, business or property is bound or (iv) violate or result in the revocation or suspension of any Permit.

               (L)  Consents and Approvals.

               Except as set forth on Schedule 2.1(L), none of (a) the execution and delivery of this Agreement or any of the other Transactions Documents contemplated hereby by the Company or any Seller, (b) the consummation by the Company or any Seller of any transaction contemplated hereby or thereby or (c) compliance by the Company or any Seller with any of the provisions hereof or thereof, will require any consent, approval or action of, or require the Company or any Seller to make any filing with or give notice to, any Governmental Body or other Person other than (x) immaterial consents, approvals, actions, filings or notices, (y) consents, approvals, actions, filings or notices that have been obtained, made or given prior to the date hereof and (z) consents of the landlords under Real Property Leases (as defined in Section 2.1(W)(ii)) required to be delivered to the Purchaser pursuant to Section 4.2(L), and no lapse of a waiting period under any law, regulation, statute, injunction, order, arbitration award, judgment or decree is necessary or required in connection with the foregoing clauses (a) - (c) (as qualified by the foregoing clauses
          (x), (y) and (z)), except as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act").

               (M)  Employee Benefit Plans; ERISA.

               Set forth on Schedule 2.1(M) is a true and complete list of each deferred compensation, executive compensation, incentive compensation, stock purchase or other stock-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including, without limitation, each "employee benefit plan" as such term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to or required to be contributed to by the Company for the benefit of any employee or terminated employee of the Company, or with respect to which the Company has any liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not (the "Plans").

               (i) With respect to each Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Audited Financials. The Company is not and has not in the past been a member of a "controlled group" for purposes of Section 414(c) of ERISA, nor does the Company have any liability with respect to any collectively-bargained for plans subject to the provisions of ERISA.

               (ii) Each Plan is in compliance in all material respects with all applicable laws, including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code (a) has been determined by the Internal Revenue Service (the "IRS") to be so qualified (or is based on a prototype plan which has received a favorable determination letter) during the period from its adoption to the date of this Agreement and (b) its related trust has been determined to be exempt from taxation under Code Section 501(a) or the Company has requested an initial favorable IRS determination of qualification and/or exemption. None of the Company or any of the Sellers has Knowledge of any fact which would adversely affect the qualified status of such Plans or the exempt status of such trusts, and the Company has received a favorable IRS determination as to the qualified status of each such Plan with respect to the Tax Reform Act of 1986 and subsequent amendments to the Code. The preceding sentence does not apply to any deferred compensation plan or incentive compensation plan, which are not intended to be and are not "qualified" plans.

               (iii) With respect to each Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of the Company, the Sellers have delivered or made available (or have caused the Company to have delivered or made available) to the Purchaser accurate and complete copies, if applicable, of: (a) all Plan texts and agreements and related trust agreements or annuity contracts; (b) all employee communications (including all summary plan descriptions and material modifications thereto); (c) the most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (d) the most recent annual and periodic accounting of plan assets; (e) the most recent determination letter received from the IRS; (f) the most recent actuarial valuation; and (g) all communications with any Governmental Body.

               (iv) With respect to each Plan: (a) no breach of fiduciary duty has occurred; (b) no dispute is pending, or to the Knowledge of any of the Sellers or the Company, threatened; (c) to the Knowledge of the Company and any of the Sellers, no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (d) all contributions and premiums due through the Closing Date have been made as required under ERISA or have been fully accrued on the Company's financial statements.

               (v) No Plan is a  "defined  benefit  plan"  (as  defined  in Code
          Section 414(j)), a "multiemployer plan" (as defined in ERISA Section 3(37)) or a "multiple employer plan" (as described in Code Section 413(c)) or is otherwise subject to Title IV of ERISA or Code Section
          412. No Plan will become a multiple employer plan with respect to the Company immediately after the Closing Date.

               (vi) There is no arrangement under any Plan with respect to any employee that would result in the payment of any amount that by operation of Code Section 280G or 162(m) would not be deductible by the Company.

               (vii) With respect to each Plan which is a "welfare plan" (as described in ERISA Section 3(1)): (a) no such plan provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by law, which is paid solely by such employees); and (b) there are no reserves, assets, surplus or prepaid premiums under any such plan.

               (viii)  Except  as  disclosed  on  Schedule  2.1(M)(viii)  or  as provided in Sections 3.9(a), 3.9(c), 3.11 or 3.19 (in each such case, with respect solely to clauses (a) and/or (b) below) or pursuant to the Mark Green Compensation Letter, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not: (a) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (b) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; (c) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Code section 280G(b)(1); or (d) constitute or involve a prohibited transaction (as defined in ERISA
          Section 406 or Code Section 4975), or constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(l) or otherwise violate Part 4 of Subtitle B of Title I of ERISA.

               (ix) Except as listed on Schedule 2.1(M)(ix),  for each Plan that is intended to be qualified under Section 401(a) of the Code, the Company has either (I) received a favorable determination letter (a "GUST Determination Letter") from the IRS that takes into account any change required to be made to such Plan in order to comply with the requirements of Section 401(a) of the Code, as amended by the (i) Retirement Protection Act of 1994, enacted as part of the Uruguay Round Agreements Act, (ii) the Uniform Services Employment and Reemployment Rights Act of 1994, (iii) Small Business Job Protection Act of 1996, (iv) Taxpayer Relief Act of 1997, (v) Transportation Revenue Act of 1998, (vi) Internal Revenue Service Restructuring and Reform Act of 1998, and (vii) Community Renewal Tax Relief Act of 2000 (collectively referred to as "GUST") or (II) timely filed an application for determination with the IRS requesting a determination that such Plan meets the requirements of Section 401(a) of the Code, as amended by GUST, and that any trust established in connection with the Plan is exempt from federal income taxation of Section 501(a) of the Code (hereinafter referred to as a "GUST Application for Determination"). Except with respect to any Plan listed on Schedule 2.1(M)(ix), the Sellers have provided the Purchaser with a true and complete copy of each GUST Determination Letter or GUST Application for Determination received or filed by the Company with respect to each Plan intended to be qualified under Section 401(a) of the Code.

               (x) Attached hereto as Exhibit B is a true, complete and correct copy of the Contingent Stock Agreement, dated December 31, 1998, among the Company, Dennis England, Michael Graves and Vincent Merz, as amended by the First Amendment to Contingent Stock Agreement (the "Amended Contingent Stock Agreement"), dated September 19, 2002, among the Company, Dennis England, Michael Graves and Vincent Merz. Attached hereto as Exhibit C are true, complete and correct copies of those certain Retention Agreements (the "Retention Agreements"), by and
          between  the  Company  and the  employees  of the  Company  listed  on
          Schedule 2.1(M)(x), providing for retention payments in the amounts and on the dates set forth opposite such employees' names on Schedule 2.1(M)(x), provided, that the aggregate retention payments under all such Retention Agreements shall be no less than $2,000,000. Except as provided under the Amended Contingent Stock Agreement and the Retention Agreements, no executive or other employee of the Company is entitled to any amounts under any bonus or retention plan or arrangement which plan's or arrangement's terms provide for any payment by the Company in connection with the sale of the Company.

               (N)  Insurance Policies.

               True and complete copies of all policies of fire, casualty, liability, product liability, burglary, fidelity, worker's compensation, life, vehicular and other forms of insurance held by or on behalf of the Company have been made available to the Purchaser or its representatives. All premiums due and payable for such insurance have been duly paid, and such policies, or extensions, renewals or replacements (on comparable terms, including coverage amounts, to the extent available) thereof, are outstanding and in full force and effect. The Company has made available to the Purchaser a brief description (specifying the insurer and the policy number or covering note number with respect to binders, describing each pending claim thereunder of more than $25,000, setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, worker's compensation, vehicular and other insurance held by or on behalf of the Company. The Company has made available to the Purchaser with respect to each policy a list and brief description of all individual claims in excess of $25,000 (exclusive of claims under medical and dental policies) made by the Company during the Company's past two fiscal years and the amount paid out under each policy with respect to such claims. None of the Company or any of the Sellers has any Knowledge of any facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against the Company which will not be fully covered by such policies. Except as listed on Schedule 2.1(N) hereto, the Company has not received any written notice of termination from any of its insurance carriers (other than a notice of termination in the ordinary course of business and in accordance with the terms of such insurance policy and where such terminated policy has been replaced by the Company with an insurance policy with substantially similar terms as such terminated policy) or any written notice that any insurance premiums will be materially increased in the future.

               (O)  Agreements.

          Schedule 2.1(O) hereto lists all of the following Contracts to which the Company is a party or by or to which it or any of its assets or properties are bound or subject: (i) Contracts with any current or former officer, director, shareholder, Affiliate (as defined in Section 8.1), employee, consultant, agent or other representative of the Company or with an entity in which any of the foregoing is a contracting Person;

               (ii) Contracts with any labor union or association representing any employee;

               (iii) Contracts calling for an aggregate purchase or sale price or payments of more than $100,000 in any one case (or in the aggregate, in the case of installment payments or any related series of Contracts) for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause;

               (iv) Contracts calling for an aggregate purchase or sale price or payments of more than $25,000 in any one case (or in the aggregate, in the case of any related series of Contracts) for the sale of any of its assets or properties other than in the ordinary course of business and consistent with past practice or for the grant to any Person of any preferential rights to purchase any of its assets or properties;

               (v) Contracts calling for an aggregate purchase or sale price or payments of more than $50,000 in any one case (or in the aggregate, in the case of any related series of Contracts) that cannot be canceled by the Company with less than ninety (90) days' notice without incurring liability, premium or penalty;

               (vi) joint venture agreements;

               (vii) Contracts (other than those entered into in the ordinary course of business and consistent with past practice) under which the Company agrees to indemnify any party or Contracts under which the Company agrees to share Tax (as defined in Section 8.1) liability of any party;

               (viii) Contracts with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

               (ix) Contracts containing obligations or liabilities of any kind to holders of the Company's securities as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

               (x) Contracts containing covenants of the Company not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company in any line of business or in any geographical area;

               (xi) Contracts relating to the acquisition by the Company of any operating business, substantially all of the assets of or the capital stock of any other Person;

               (xii) options for the purchase of any asset, tangible or intangible;

               (xiii) Contracts for the payment of fees or other consideration to any officer, director or Affiliate of the Company or to any other entity in which any of the foregoing has an interest;

               (xiv) Contracts relating to the borrowing of money;

               (xv) Contracts with any of the Sellers, their respective Affiliates or any entity in which any of such Sellers or Affiliates, individually or in the aggregate, own a controlling interest (other than the Company) or in which any Seller is a director, officer or employee thereof;

               (xvi) any other Contract calling for an aggregate purchase price or sale price or payments of more than $50,000 in the Company's fiscal year 2003 or in any subsequent fiscal year of the Company;

               (xvii) Contracts to which the Company is a party under which the Company is obligated, or has the right under specified terms and conditions, to purchase products or services from a Person for the purpose of selling such products or services to a third Person; and

               (xviii) Contracts to which the Company is a party under which the Company leases an automobile for use by an employee of the Company.

          True and complete copies of all of the foregoing, in each case as amended to date, have been delivered to, or made available for inspection by, the Purchaser. Contracts with respect to Government Data and Contracts with respect to Third Party Confidential Information shall be deemed to be listed in Schedule 2.1(O), including, without limitation, for purposes of
     Section  2.1(P),  and for the  purposes of Sections  3.7,  3.13 and 4.2(D),
     Schedule 2.1(O) shall be deemed to include all IP Licenses (other than for Embedded Intellectual Property).

               (P)  Validity of Agreements.

               (i)  Assuming  the due  execution  and  delivery  by, and binding effect of each such Contract on, each of the parties thereto other than the Company, all Contracts listed or required to be listed in
          Schedule 2.1(O) constitute legal, valid and binding obligations of the Company, are in full force and effect, and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (regardless of whether considered in equity or at law). The Company has paid in full all amounts due thereunder which are due and payable or accrued in accordance with GAAP, all amounts due to others thereunder (and has properly recognized revenues due from others thereunder), and has satisfied in full or provided for all of its liabilities and obligations thereunder which are due and payable, except amounts or liabilities disputed in good faith by the Company for which adequate reserves have been set aside. The Company is not in violation, breach of or default (including, but not limited to, any violation, breach or default under the Service Contract Act, as amended, and the regulations promulgated by the United States Department of Labor pursuant thereto) under any of such Contracts, nor has the Company taken or failed to take any action that, with notice or lapse of time or both, would constitute a violation, breach or default thereunder by the Company. To the Knowledge of the Sellers and the Company, (i) no other party to any such Contract or other agreement is in violation, breach or default thereunder, (ii) no condition exists that, with notice or lapse of time or both, would constitute a violation, breach or default thereunder by any other Person and (iii) each such Contract has been duly executed and delivered by each of the other parties thereto and constitutes the legal, valid and binding obligations of each of the other parties thereto, enforceable against each such party in accordance with their respective terms. None of the Company or any of the Sellers has Knowledge that any Person intends to terminate (whether for cause or otherwise) or default under any Contract listed or required to be listed on Schedule 2.1(O) before its stated term, if any. Except as set forth on Schedule 2.1(P), none of the Sellers or the Company has any Knowledge of a basis of a claim, whether actual or threatened, by any Governmental Body or other Person under any Contract or agreement listed or required to be listed on Schedule 2.1(O). Except as set forth on Schedule 2.1(P), none of the Sellers or the Company has any Knowledge of any facts, circumstances or conditions involving a Contract that, individually, or in the aggregate, would reasonably be expected to result in (i) the amounts to be paid to the Company in respect of such Contract to be less than the total price of such Contract, or (ii) the Company incurring costs (including related overhead and general and administrative expenses) in excess of such Contract's total price. Except as separately identified on Schedule 2.1(L), no approval or consent of any Governmental Body or any other Person is needed in order that the Contracts listed or required to be listed on Schedule 2.1(O) or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

               (ii) The Company has not received notice that any audit or review of any government contract, subcontract or agreement to which the Company is a party has revealed any fact, occurrence or practice that will result in the disallowance of, or claim for, any material amount paid or payable to or by the Company under such contract, subcontract or agreement, whether as a result of excess payments, excess profit recapture or otherwise. The Company has not been terminated for default under any government contract, subcontract or agreement since January 1, 1999. Neither the Company nor any Seller has Knowledge of any event, circumstance or claim that has occurred or is currently ongoing which would reasonably be expected to result in the Company receiving a termination for default under any currently effective government contract, subcontract or agreement of the Company. Neither the Company nor any Seller has Knowledge of any event, circumstance or claim that has occurred or is currently ongoing which would reasonably be expected to result in the Company receiving a termination for convenience under any currently effective government contract, subcontract or agreement of the Company.

               (iii) No Seller has received notice of a default, and no Seller is in default under, or with respect to, any Contract to which such Seller is a party or by or to which such Seller's assets or properties may be subject, in any respect, which individually or in the aggregate, would reasonably be expected to impair the ability of such Seller to perform his or its obligations under this Agreement or the other Transaction Documents to which he or it is a party.

               (Q)  Taxes.

               (i) All Tax Returns (as defined in Section 8.1) required to be filed by or with respect to the Company have been properly prepared and timely filed. All such Tax Returns are true, correct and complete in all material respects. The Company has paid or withheld (or caused to be paid or withheld) all Taxes shown on such Tax Returns as due and payable.

               (ii) The Company has fully and timely paid (or will fully and timely pay or adequately reserve for in the ordinary course of business and consistent with past practice) Taxes owed by the Company for all taxable periods through and including the Closing Date, except for such Taxes, if any, as are being contested in good faith.

               (iii) The Company has given or otherwise made available to the Purchaser true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies for the Company's fiscal years ending November 30, 1999, November 30, 2000 and November 30, 2001 or transactions consummated during any such fiscal year.

               (iv) Except as set forth on Schedule 2.1(Q), the Company has made
          all  required   estimated   Tax  payments   sufficient  to  avoid  any
          underpayment penalties.

               (v) None of the Sellers is a "foreign person" within the meaning of Section 1445 of the Code.

               (vi) Neither the Company nor its predecessor is now or has at any time been a member of any affiliated, consolidated, combined or unitary group as defined in Section 1504 of the Code and the Treasury regulations promulgated thereunder.

               (vii) The Company is not a party to any agreement relating to the sharing, allocation or indemnification of Taxes, or any similar agreement, contract or arrangement (collectively, "Tax Sharing Agreements"), and does not have any liability for Taxes of any Person as a transferee or successor, by contract, or otherwise.

               (viii) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period and no request for any such waiver or extension is currently pending.

               (ix) No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company.

               (x) Except as set forth in Schedule 2.1(Q), no audit or other proceeding by any Governmental Body is pending or threatened with respect to any Taxes due from or with respect to the Company, and the Company has not received any notification that such an audit or proceeding may be commenced, with respect to any Taxes due from or with respect to the Company and all deficiencies for Taxes asserted or assessed against the Company have been fully and timely paid, settled or properly reflected in the Balance Sheet.

               (xi) The Company has not agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision), there is no application pending with any Governmental Body requesting permission for any such change in any accounting method of the Company and no Governmental Body has proposed any such adjustment or change in accounting method.

               (xii) The Company has withheld (or will withhold) from its employees, independent contractors, creditors, stockholders and third parties and timely paid (or will timely pay) to the appropriate taxing authority proper and accurate amounts in all respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable laws and has complied in all respects with all Tax information reporting provisions of all applicable laws. Except as set forth in Schedule 2.1(Q), the Company is not, nor has it received any notice that it is, in violation (or with notice will be in violation) of any applicable law relating to the payment or withholding of Taxes.

               (xiii) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code.

               (xiv) The Company has not filed a consent under Section 341(f) of the Code.

               (xv) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified Section 897(c)(1)(A)(ii) of the Code.

               (xvi) There are no Liens for Taxes upon the assets or properties of the Company, except for statutory Liens for current Taxes not yet due, and the Sellers and the Company have no Knowledge of any claim relating to Taxes that, if adversely determined, would result in any Lien on any of the assets or properties of the Company.

               (xvii) The Company has not entered into a transaction that is being accounted for under the installment method of Section 453 of the Code or similar provision of state, local or foreign law.

               (xviii) No property owned by the Company (a) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (b) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (c) is "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

               (xix) The Company does not owe any "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

               (xx) No power of attorney has been granted by any of the Sellers or the Company with respect to any matter relating to Taxes of the Company, which power of attorney is currently in force.

               (xxi) Any adjustment of Taxes of the Company made by the IRS, which adjustment is required to be reported to the appropriate state, local, or foreign taxing authorities, has been so reported.

               (R)  Disclosure.

          The representations and warranties made by the Company and each Seller in this Agreement and the other Transaction Documents, and the statements made by the Company and each Seller in any certificate, exhibit, schedule or document referred to in Article IV and which are furnished or to be furnished in connection with the transactions herein contemplated, do not contain any untrue statement of a material fact or omit to state, when read in conjunction with all of the information contained in this Agreement, the Schedules hereto and the other Transaction Documents, any material fact necessary to make such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

               (S)  Environmental Matters.

                    Except as disclosed on Schedule 2.1(S):

               (i) there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans (relating to actions or omissions by the Company or, to the Knowledge of the Company or any of the Sellers, any of its contractors, subcontractors or agents acting on the Company's behalf, or, to the Knowledge of the Company or any of the Sellers, by any other Person) which have given rise to or will give rise to any liability on the part of the Company under any Environmental Law (as defined below) or principles of common law relating to pollution, protection of the environment or health and safety;

               (ii) no real property currently owned or operated by the Company contains, and no real property formerly owned or operated by the Company contained, at the time of the Company's ownership or operation thereof, any Hazardous Substances (as defined below) in quantities or concentrations that will give rise to liability on the part of the Company under any Environmental Law (including, without limitation, liability associated with any non-discretionary obligation to remediate the Hazardous Substances in accordance with applicable remediation standards);

               (iii) no judicial or administrative proceeding is pending or, to the Knowledge of any of the Sellers or the Company, threatened relating to any material liability on the part of the Company for any off-site disposal or contamination;

               (iv) the Company is in material compliance with all Environmental Laws; and

               (v) the Company has not received any claims or notices alleging liability under any Environmental Law, and the Company and the Sellers have no Knowledge of any circumstances that could reasonably result in such claims.

          Schedule 2.1(S) lists all contracts and agreements to which the Company is a party or, to the Knowledge of the Company or any of the Sellers, by which its assets or properties may be subject, which involve the use, handling, storage, transport or disposal of any Hazardous Substance. "Environmental Law" means any applicable federal, state, foreign or local law, regulation, code, order, decree, judgment, injunction or judicial opinion or other agency requirement having the force and effect of law and relating to pollution, health and safety, noise, odor, Hazardous Substance or the protection of the environment. "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law.

                    (T)  Accounts and Notes Receivable.

          Schedule 2.1(T) sets forth a true and complete list of Accounts Receivable as of the date hereof, including the amount, the account debtor, job number and the date that such payment of each such Account Receivable is due or was invoiced or the age in days of such Account Receivable or, with respect to unbilled work, job number and job description relating to such matter. All accounts and notes receivable reflected on the Balance Sheet, and all accounts and notes receivable arising subsequent to November 30, 2002, (i) have arisen in the ordinary course of business of the Company and represent valid obligations due to the Company and (ii) have been collected or, to the Knowledge of the Sellers and the Company, are collectible in the ordinary course of business of the Company (as the case may be) in the aggregate recorded amounts thereof, less the reserve thereof referred to in Section 2.1(E)(iii)(c) (as such reserve shall be increased prior to or concurrent with the date of delivery of the Estimated Closing Statement in accordance with Section 3.26), in accordance with their terms.

                    (U)  Potential Conflicts of Interest.

          Except as set forth on Schedule 2.1(U), to the Knowledge of the Sellers and the Company, (i) no Seller, (ii) no officer listed under the definition of "Knowledge" in Section 8.1, director or Affiliate of the Company or any Seller, (iii) no relative or spouse (or relative of such spouse) of any such officer, director or Affiliate or of any Seller, and
     (iv) no entity controlled by any one or more of the foregoing: (a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person or entity which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses or the use of which is necessary for or material to the conduct of its business; (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof; or (d) on behalf of the Company, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other Person of which any officer listed under the definition of "Knowledge" in Section 8.1, director or Affiliate of the Company, or a relative of any of the foregoing, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies).

                    (V)  Liabilities.

          As of November 30, 2002, the Company did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on a financial statement or in the notes thereto ("Liabilities"), that were not fully and adequately reflected or reserved against on the Balance Sheet or described on any Schedule or in the notes to the Audited Financials and that individually or in the aggregate, would result in a Company Material Adverse Effect. Neither the Company, nor any of the
     Sellers has any Knowledge of any circumstance, condition, event or arrangement that would reasonably be expected to give rise hereafter to any Liabilities of the Company, except Liabilities (i) arising in the ordinary course of business, including, but not limited to, Liabilities arising in the ordinary course of business under Contracts listed on Schedule 2.1(O) or Contracts that are not required to be listed on Schedule 2.1(O), (ii) reflected or reserved against on the Balance Sheet, (iii) disclosed on any Schedule hereto, or (iv) otherwise set forth on Schedule 2.1(V).

                    (W)  Real Property.

               (i) The Company does not own, nor has the Company agreed to purchase, any real property.

               (ii) Schedule 2.1(W) is a true, correct and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Property"), which
          Schedule 2.1(W) sets forth the date of and parties to each Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Leased Property covered thereby. The Sellers have heretofore made available or delivered to, or caused the Company to have heretofore made available or delivered to, the Purchaser true, correct and complete copies of all Real Property Leases (including all modifications, amendments and supplements). Each Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company as tenant thereunder are current, no notice of default or termination under any Real Property Lease is outstanding, no termination event or condition or uncured default of a material nature on the part of the Company or, to the Knowledge of the Sellers and the Company, the landlord, exists under any Real Property Lease, and to the Knowledge of the Sellers and the Company, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Except as set forth on
          Schedule 2.1(W)(1), there is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Leased Real Property which is superior to the interest of the Company, as tenant under the applicable Real Property Lease. Except for the matters listed on Schedule 2.1(W)(2), the Company holds the leasehold estate under and interest in each Real Property Lease free and clear of all Title Defects (as defined in Section 8.1), except for such Title Defects that are not material in nature or that do not have a material adverse effect on the Company's rights with respect to the Leased Property. The Sellers and the Company have no ownership, financial or other interest in the landlord under any Real Property Lease.

               (iii) Neither any Seller nor the Company owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Leased Property or any portion thereof or interest therein.

               (iv) The Sellers and the Company have not received any written notice, and have no Knowledge of, any pending, threatened or contemplated condemnation proceeding affecting the Leased Property or any part thereof or of any sale or other disposition of the Leased Property or any part thereof in lieu of condemnation.

               (v) During the period of the Company's tenancy therein, no portion of the Leased Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition. To the Knowledge of the Sellers and the Company, no portion of the Leased Property is located in a special flood hazard area as designated by federal governmental authorities.

               (vi) The Sellers and the Company have no Knowledge of any pending or contemplated reassessment of any parcel included in the Leased Property, other than pursuant to the terms of the Real Property Lease covering such Leased Property, which would result in a change in the rent, additional rent or other sums and charges payable by the Company under the Real Property Lease covering such Leased Property.

               (vii) Except as set forth in Schedule 2.1(W)(vii), the Company does not owe any money to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with any Leased Property within the past year. Except as set forth in Schedule 2.1(W)(vii), there is no work being done at or materials being supplied to any parcel of Leased Property as of the date hereof other than routine maintenance projects having an aggregate cost through completion of not more than $10,000.

               (X) Labor Matters. Except as set forth on Schedule 2.1(X), the Company is not now, and has not been in the last five years, bound by or party to any collective bargaining agreement and, to the Knowledge of the Sellers and the Company, no application for certification of a collective bargaining agent is pending. The Company is in material compliance with all applicable laws affecting employment practices and terms and conditions of employment. The Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (Pub. L. 100-379 Stat. 890 (1988)), as amended, or similar applicable state law, and the Company has not taken any action prior to the Closing Date which could result in any such liability or obligation to the Company within the six-month period immediately following the Closing Date if, during such six-month period, only terminations of employment in the normal course of operations occur. To the Knowledge of the Sellers and the Company, the Company does not and has not employed any illegal aliens.

                    (Y)  Suppliers and Customers.

          Schedule 2.1(Y) lists, by dollar volume paid for the twelve (12) months ended on November 30, 2002, the twenty (20) largest suppliers and the ten (10) largest customers of the Company. Except as set forth on
     Schedule 2.1(Y), the relationships of the Company with such suppliers and customers are, to the Knowledge of the Company and the Sellers, good commercial working relationships and (i) to the Knowledge of the Company or any of the Sellers, no Person listed on Schedule 2.1(Y) within the last twelve (12) months has threatened to cancel or otherwise terminate, or intends to cancel or otherwise terminate, any relationships of such Person with the Company, (ii) no such Person has during the last twelve (12) months decreased materially, or to the Knowledge of the Company or any of the Sellers, has threatened to decrease or limit materially or intends to modify materially its relationships with the Company or intends to decrease or limit materially its services or supplies to the Company or its usage or purchase of the services or products of the Company and (iii) to the Knowledge of the Company or any of the Sellers, the acquisition by the Purchaser of the Shares and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents (alone and without regard to any other cause, including, but not limited to, general business and/or economic conditions, legislation or regulatory matters, the federal government budgetary or procurement process or national or international events, including, but not limited to, war or acts of terrorism) will not affect the relationship of the Company with any supplier or customer listed on Schedule 2.1(Y).

              2.2 Representations and Warranties of the Purchaser.

        The Purchaser represents and warrants to the Sellers as follows:

                    (A)  Organization of the Purchaser.

          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being, or as currently proposed to be, conducted.

                    (B)  Authority to Execute and Perform Agreement.

          The Purchaser has all requisite power and authority and all approvals required to enter into, execute and deliver this Agreement, the other Transaction Documents to which it is or will be a party and to perform fully its obligations hereunder and thereunder. This Agreement and each of the other Transaction Documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser. Assuming due execution and delivery hereof and thereof by the Company and the Sellers, and assuming the enforceability hereof and thereof on the Company and the Sellers, this Agreement and each of the other Transaction Documents to which the Purchaser is a party are valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in equity or at law).

                    (C)  Consents and Approvals.

          None of (i) the execution and delivery of this Agreement or any of the other Transaction Documents contemplated hereby by the Purchaser, (ii) the consummation by the Purchaser of any transaction contemplated hereby or thereby or (iii) compliance by the Purchaser with any of the provisions hereof or thereof, will require any consent, approval or action of, or require the Purchaser to make any filing with or give notice to, any Governmental Body other than (x) immaterial consents, approvals, actions, filings or notices, (y) consents, approvals, actions, filings or notices that have been obtained, made or given prior to the date hereof, and (z) as required by the HSR Act.

                    (D)  Non-Contravention.

          The execution and delivery of this Agreement by the Purchaser and the execution and delivery of the other Transaction Documents contemplated hereby by the Purchaser, and the consummation of the transactions contemplated hereby and thereby and the performance by the Purchaser of this Agreement and each of the other Transaction Documents in accordance with their respective terms will not (i) violate any provision of the Articles of Incorporation or By-Laws (or comparable organizational instruments), in each case as amended, of the Purchaser or (ii) violate any law, regulation, statute, injunction, order, arbitration award, judgment or decree applicable to, against, or binding upon, the Purchaser or by which any of the Purchaser's securities, business or property is bound.

                    (E)  Compliance with Laws.

          The Purchaser is in compliance with each, and is not in violation of or default under, any law, rule, decree, regulation, ordinance or order, the noncompliance with, violation of or default under which could reasonably be expected to impair or affect the validity of this Agreement or the other Transaction Documents or the ability of the Purchaser to perform its obligations under this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

                    (F)  Litigation.

          There are no actions, suits, demands, or claims or legal, administrative or arbitral proceedings, hearings or investigations pending or, to the Knowledge of the Purchaser, threatened against or involving the Purchaser or any of its properties or assets, which, if adversely decided, could reasonably be expected to impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Purchaser, which could reasonably be expected to impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby.

                    (G)  Experience of the Purchaser.

          The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby.

                    (H)  No Other Representations.

          The Purchaser acknowledges that, except for the representations and warranties of the Company and the Sellers contained in this Agreement and the Exhibits and Schedules hereto and made a part hereof, (i) neither the Company nor any Seller makes any representations or warranties, express or implied and (ii) neither the Company nor any Seller makes any representations and warranties with respect to (A) any projections, predictions, forecasts, estimates or budgets (including the reasonableness of the assumptions underlying such projections, predictions, forecasts, estimates or budgets) made available to the Purchaser or its legal counsel, accountants or advisors by any means or media (including, without limitation, in connection with management presentations or any information memoranda) or (B) information or documents (financial or otherwise) made available to the Purchaser or its legal counsel, accountants or advisors with respect to the Company.

                                  Article III

                      ADDITIONAL AGREEMENTS OF THE PARTIES

                    3.1  Tax Return Filing.

 (A) (i) From the date hereof to the Closing Date, the Sellers shall cause the Company to (A) prepare, and the Company shall prepare, in a manner consistent with past practices, and timely file all Tax Returns required or intended to be filed by the Company with any Tax authority prior to the Closing Date for Tax periods ending on or before the Closing Date, (B) permit the Purchaser to review, no later than ten
          (10) calendar days prior to the date (including extensions) on which such Tax Return is required or intended to be filed, and comment on each such Tax Return within such ten (10) calendar day period (provided that if the Closing is scheduled to occur pursuant to
          Section 1.4 prior to the end of such ten (10) calendar day period, then the Sellers' Representative or the Purchaser shall be entitled to delay the Closing until the end of such ten (10) calendar day period by delivering notice thereof to the other party), and shall make such revisions to such Tax Returns as are reasonably requested by the Purchaser to the extent reasonably approved by the Sellers' Representative, and (C) fully and timely pay all Taxes due and payable in respect of such Tax Returns that are so filed.


               (ii) Following the Closing Date, the Sellers shall (A) prepare, or cause to be prepared, in a manner consistent with past practices, all Tax Returns not otherwise filed pursuant to the Section 3.1(A)(i) that are required to be filed by the Company with any Tax authority following the Closing Date for Tax periods ending on or before the Closing Date, (B) permit the Purchaser to review, no later than fifteen (15) Business Days prior to the date (including extensions) on which such Tax Return is required to be filed, and comment on each such Tax Return, and shall make such revisions to such Tax Returns as are reasonably requested by the Purchaser to the extent reasonably approved by the Sellers' Representative, and (C) transmit to the Purchaser for filing by the Purchaser each such revised Tax Return no later than two (2) Business Days prior to the date (including extensions) on which such Tax Return is required to be filed. The Purchaser shall timely file all such Tax Returns as prepared by the Sellers and the Purchaser shall fully and timely pay, or cause to be fully and timely paid, all Taxes shown on such Tax Returns.

               (iii) The Purchaser and the Company shall prepare and timely file or cause to be prepared and timely filed any Tax Returns for the Company for Tax periods that begin before the Closing Date and end after the Closing Date and fully and timely pay, or cause to be fully and timely paid, all Taxes owed by the Company for such periods. The Purchaser and the Company shall permit the Sellers and their advisors to review, no later than fifteen (15) Business Days prior to the date (including extensions) on which such Tax Return is required to be filed, and comment on each such Tax Return and shall make such revisions to such Tax Returns as are reasonably requested by the Sellers to the extent reasonably approved by the Purchaser.

               (B) The Sellers shall cause the Company to properly reserve (and reflect such reserve in its books and records and financial statements), in accordance with past practice and in the ordinary course of business, for all Taxes payable by the Company for which no Tax Return is due on or before the Closing Date.

               (C) The Sellers shall cause the Company to promptly notify the Purchaser of any federal, state or foreign income or franchise and any other suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company in respect of any Tax matter, including, without limitation, Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without the Purchaser's prior consent.

               (D) The Sellers shall cause the Company not to make or revoke any Tax election or adopt or change a tax accounting method without the Purchaser's prior consent.

               (E) The Sellers shall cause the Company not to amend any Tax Return without the Purchaser's prior consent.

               (F) The Sellers shall cause the Company to terminate all Tax Sharing Agreements to which the Company is a party such that there is no further Tax liability thereunder.

               (G) The Purchaser, the Company, their Affiliates and the Sellers shall cooperate fully, as and to the extent reasonably requested by any other party hereto, in connection with the filing of Tax Returns of the Company pursuant to this Section 3.1 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon such party's reasonable request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Purchaser, the Company and their Affiliates agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the Sellers' Representative reasonable written notice prior to transferring, destroying or discarding any such books and records and if the Sellers' Representative so requests, the Purchaser, the Company or their Affiliates, as the case may be, shall allow the Sellers' Representative to take possession of such books and records.

               (H) The Purchaser and the Sellers further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby) provided, that, by requesting or obtaining any such certificate or document any such Tax that could be imposed on the Purchaser, the Company or the Sellers is not increased.

               (I) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid one-half by the Purchaser and one-half by the Sellers when due, and the party required by applicable law will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the other party or parties will join in the execution of any such Tax Returns and other documentation. The expense of such filings shall be paid one-half by the Purchaser and one-half by Sellers.

                    3.2  Further Assurances.

          At any time and from time to time after the Closing, each of the parties agrees to cooperate with each other and to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated by this Agreement and the other Transaction Documents.

                    3.3  Access to Records.

          Prior to the Closing Date, the Purchaser shall be entitled, through its employees, agents or authorized representatives, including, without limitation, its counsel and accountants, to make such investigation of the assets, properties, business, customers and operations of the Company, and such examination of the books, records and financial condition of the Company as the Purchaser deems appropriate. Any such investigation and examination shall be conducted at reasonable times, with prior notice to, and approval having been given by, the Company (such approval not to be unreasonably withheld) and under reasonable circumstances and each Seller shall, and shall cause the Company to, cooperate fully therein. No investigation by the Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company or any Seller contained in this Agreement. In order that the Purchaser may have full opportunity to make such business, accounting and legal review, examination or investigation as it deems appropriate of the business and affairs of the Company from the date hereof through the Closing Date, the Sellers (i) shall furnish, and shall cause the Company to furnish, the representatives of the Purchaser during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request, (ii) shall provide access, or cause the Company to provide access, to (A) the employees of the Company who are in charge of the following functions (or the employees designated by such employees): Contracts, Corporate Information Systems, Human Resources, Legal, Finance, Tax and Accounting, and (B) such other employees of the Company, as such representatives reasonably request, provided that, in the case of this clause (B), the Purchaser or its representatives shall provide the Sellers' Representative with email notification of the time and place of any such discussion or meeting with such other employees at least 24 hours prior to the time of such discussion or meeting, the Sellers' Representative shall have promptly consented to such discussion or meeting (such consent not to be unreasonably withheld or delayed), and (iii) subject to clause (ii) above, shall cause the Company's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to use reasonable best efforts to fully and completely comply with all information requests by the Purchaser. The Sellers'
     Representative or its designee(s), if requested by the Sellers' Representative, may participate in any discussion or meeting contemplated by clause (ii) of this Section 3.3, provided, however, that no such discussion or meeting shall be delayed, postponed or cancelled other than by the Purchaser if the Sellers' Representative or its designee(s) do not elect to participate in such discussion or meeting at the time and place specified in prior notice required to be given by the Purchaser with respect to such discussion or meeting under Section 3.3(B). From the date hereof, at the Purchaser's request, each Seller shall give the Purchaser and its authorized representatives full access, during regular business hours, to such Seller's records related to the Company located other than in the possession of the Company, and shall permit the Purchaser to make copies of any such documents as the Purchaser may reasonably request.

                    3.4  Preservation of Records.

          Subject to Section 3.1(G), the Purchaser agrees that it shall preserve and keep the books and records (hard copy, electronic or otherwise) of the Sellers and the Company (including any successors thereto) related to the Company and in the possession of the Company immediately following the Closing for, a period of no less than five (5) years from the Closing Date and shall make such records available to the Sellers' Representative at reasonable times and under reasonable circumstances upon prior written notice to the Purchaser, and allow the Sellers' Representative to make such extracts and copies thereof, at the sole cost and expense of the Sellers, as may be reasonably required by the Sellers in connection with (i) any legal proceedings against or governmental investigations or audits of the Sellers or any Tax examination of the Sellers, (ii) the verification by the Sellers of any representations or warranties contained herein, or (iii) indemnifying, defending or holding harmless the Purchaser in accordance with the applicable provisions hereof. In the event the Purchaser wishes to destroy such records after such five (5) year period, it shall first give thirty (30) days prior written notice to the Sellers' Representative and the Sellers' Representative shall have the right, upon prior written notice given to the Purchaser within said thirty (30) day period, to take possession, at the sole expense of the Sellers, of said records within sixty (60) days after the date of the Sellers' Representative's notice to the Purchaser hereunder. If the Sellers' Representative fails to take possession of said records within such sixty (60) day period, the Purchaser may destroy such records.

                    3.5  Confidentiality.

               (a) From and after the date of this Agreement, in the event of the consummation of the transaction contemplated hereby, each Seller shall keep any and all information relating to the Company, its business operations and prospects (including, but not limited to, customer lists and related information), services and know-how confidential and shall not disclose such information to any Person; provided, however, such Seller may disclose such information that (a) is or becomes publicly available other than by disclosure by any Seller or any agent thereof, (b) such Seller is required to disclose by law, government regulation or court order or in order to enforce the terms of this Agreement, provided that in such a case, such Seller will give the Purchaser adequate advance notice so that the Purchaser may seek a protective order or take other reasonable actions to preserve the confidentiality of such information or (c) in the case of Mark Green only, is necessary for the performance of his duties as an employee of the Company and/or the Purchaser following the Closing and during the course of such employment; provided, that such disclosure is consistent with the Purchaser's confidentiality policies. The Confidentiality Agreement, dated March 22, 2002, between the Company, the Sellers and the Purchaser (the "Confidentiality Agreement"), shall continue to apply in full force and effect in accordance with the terms thereof until the Closing, whereupon the Confidentiality Agreement shall terminate.

               (b) Notwithstanding anything herein to the contrary, to the extent required by applicable law, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure; provided, that this sentence shall not permit any Person to disclose the name of, or other information that would identify, any party to such transactions or to disclose confidential commercial information regarding such transactions; provided further, that this sentence shall not be effective with respect to any Person until the earliest of (i) the date of a public announcement (if any) of discussions relating to any such transaction involving such Person, (ii) the date of a public announcement (if any) of any such transaction involving such Person and (iii) the date of the execution of a definitive agreement to enter into any such transaction involving such Person, it being understood that there are no limits at any time on the ability of any party to consult its own independent tax advisor regarding the tax treatment or tax structure of the transaction.

                    3.6  Efforts; Consents.

               The Purchaser, the Company and each Seller agree to use all reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated in this Agreement and the other Transaction Documents, and agree to make a good faith effort to effect the Closing by the Closing Date contemplated in Section 1.4. Without limiting the generality of the foregoing, each of the parties hereto shall use all reasonable efforts to obtain the authorizations, consents, Orders and approvals of any Governmental Body or other Person, including without limitation, approval under the HSR Act, that may be or become necessary for the performance of its obligations pursuant to this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and will cooperate fully in promptly seeking to obtain such authorizations, consents, Orders and approvals as may be necessary for the performance of their respective obligations pursuant to this Agreement and the other Transaction Documents; provided further that, with respect to filings required under the HSR Act, the Purchaser, the Company and the Sellers agree to use reasonable efforts to submit such filings within five (5) Business Days of the date hereof but in no event shall such filings be submitted later than ten (10) Business Days from the date hereof. None of the parties hereto will take any action which will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals, including, without limitation, any approval under the HSR Act, and each party hereto will use its reasonable efforts to secure such approvals as promptly as possible. All fees and expenses related to obtaining such authorizations, consents, Orders and approvals shall be paid and apportioned in accordance with Section 5.2.

                    3.7  Ordinary Course of Business.

               From the date hereof until the Closing Date, unless otherwise agreed to by the Purchaser, the Company shall, and each Seller agrees that it shall cause the Company to, (i) conduct the Company's business and operations in the ordinary course and in substantially the same manner in which the same have heretofore been conducted, (ii) to preserve intact the business organization of the Company, and (iii) use its reasonable best efforts to keep available the services of the present officers, employees, consultants and agents of the Company and maintain the present suppliers and customers of the Company and preserve their goodwill. Without limiting the generality of the foregoing, except as contemplated by this Agreement (including, but not limited to, Section 3.24), during the period from the date of this Agreement to the Closing Date, without the prior written consent of the Purchaser, the Company shall not, and the Sellers shall cause the Company not to:

               (a) sell, lease, transfer, mortgage, encumber or otherwise dispose of any material properties or assets, real, personal or mixed (except in the ordinary course of business and consistent with past practice);

               (b) increase the rate of compensation of, or pay or agree to pay any benefit to, officers or employees of the Company, except in the ordinary course of business and consistent with past practice or as may be required by any existing plan, agreement or arrangement, including, without limitation, any Plan;

               (c) except for the compensation (other than bonuses) to be paid to Mark Green pursuant to his employment agreement with the Company and amounts or benefits to be provided under the Geraldine Green Support Agreement, declare or make any distributions to any Seller, whether in the form of dividend payments, bonus compensation or otherwise;

               (d) enter into, adopt or amend any Plan, or employment or severance agreement relating to the Company, except in the ordinary course of business and consistent with past practice or as required by law, government regulation or court order;

               (e) create or incur any indebtedness or liability other than in the ordinary course of business and consistent with past practice, or guarantee any debt or other liability of any other Person;

               (f) alter the procedures of the Company regarding the collection of Accounts Receivable or the payment of accounts or otherwise pay accounts payable of the Company other than when due except in the ordinary course of business and consistent with past practice;

               (g) make any change, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures of the Company;

               (h) make any commitments for, make or authorize any capital expenditures (other than direct purchases under contracts or subcontracts) relating to the Company other than in amounts less than $20,000 individually and $100,000 in the aggregate;

               (i) settle, compromise, waive, release or assign any material rights or claims whether concerning, affecting or relating to any property, asset, Contract or otherwise to the Company;

               (j) terminate or, other than in the ordinary course of business and consistent with past practice, materially amend or modify any Contract listed, or required to be listed, on Schedule 2.1(O) hereof;

               (k) terminate, amend or modify the Amended Contingent Stock Agreement or any Retention Agreement;

               (l) undertake any action that would cause the representations set forth in Section 2.1(F) to become untrue or incorrect; or

               (m)  agree,  directly  or  indirectly,   whether  in  writing  or
          otherwise, to do any of the foregoing.

               Notwithstanding the foregoing provisions of this Section 3.7, the Company shall, and each Seller agrees that it shall cause the Company, to transfer to the Sellers prior to the Closing Date (i) the life insurance policy for which Mark Green is the named insured and Robin Green is the named beneficiary, (ii) the life insurance policy for which Geraldine Green is the named insured and Mark Green is the named beneficiary, (iii) the Avenel Golf Club membership, and (iv) all of the Company's interest in Spectrum Health.

                    3.8  Insurance Proceeds; Litigation Rights.

               In the event that any property owned or leased by the Company suffers any damage, destruction or other casualty loss, and the Closing occurs in accordance with the terms hereof, the Sellers shall surrender to the Company and the Purchaser (a) all insurance proceeds, if any, received by the Sellers with respect to such damage or loss and (b) all rights, if any, of the Sellers with respect to any causes of action, whether or not litigation has commenced on the Closing Date, in connection with such damage or loss; provided, however, that no Seller shall be required to surrender any insurance proceeds or rights with respect to any such damage or loss incurred by such Seller under any insurance policy owned by and paid for by such Seller. Nothing in this Section 3.8 shall be construed to limit or prejudice the Purchaser's rights and remedies under this Agreement, including, without limitation, the Purchaser's right not to consummate the transactions contemplated hereby if all of the conditions set forth in
          Section 4.2 are not satisfied or waived, in the sole discretion of the Purchaser.

                    3.9  Benefit Plans.

               (a) Schedule 3.9(a) sets forth the names of those employees of the Company whose employment shall be terminated by the Company at or prior to the Closing Date other than in the ordinary course of business. The Company shall pay each such employee in connection with such employee's separation from employment an amount that is the greater of (i) such amounts the Company is obligated to pay such employee, as and when due, under any Retention Agreement with the employee, and (ii) such amounts as may be payable to such employee under the Company's standard severance policy.

               (b) The Purchaser agrees that individuals who are employed by the Company immediately prior to the Closing Date (other than the individuals listed on Schedule 3.9(a)) shall remain employees of the Company as of the Closing Date (each such employee, a "Company Employee"); provided, however, that nothing contained herein shall confer upon any Company Employee the right to continued employment by the Company for any period of time after the Closing Date which is not otherwise required by law or contract.

               (c) The Purchaser agrees that the Company Employees shall receive for a six (6) month period beginning on the Closing Date benefits that are, in the aggregate, no less favorable than those benefits received by the Company Employees immediately prior to the date hereof
          (including,   but  not  limited  to,  with  respect  to   pre-existing
          conditions under medical plans); provided, however, that nothing contained herein shall confer upon any Company Employee the right to continued participation in any particular Plan for any period of time after the Closing Date which is not otherwise required by law or contract.

                    3.10 Reporting.

               For any Plan that is  disclosed  or required to be  disclosed  on
          Schedule 2.1(M), the Sellers shall cause the Company to, and the Company shall, prior to the Closing Date, (a) file any report, schedule or other information that is or was required to be filed with any Governmental Body on behalf of any such Plan prior to the Closing Date, and (b) deliver to the Purchaser copies of all reports, schedules or other information that is required to be filed by the Company pursuant to this Section 3.10.

                    3.11 Employee Arrangements.

               Subject to Section 3.9 hereof, to the extent that any Company Employees are moved by the Purchaser to any employee benefit plan maintained by the Purchaser, the Purchaser shall, or shall cause the Company to, give such Company Employees full credit solely for the purposes of eligibility and vesting (but not benefit accrual) under such employee benefits plans for such Company Employee's service with the Company or any Affiliate thereof to the same extent recognized immediately prior to the Closing Date. Such full credit described in the foregoing sentence shall include, but not be limited to, the waiver of any pre-existing conditions under any such employee benefit plans maintained by the Purchaser, if applicable, but only to the extent such pre-existing conditions were satisfied under the plan in which such Company Employee participated as of the Closing Date.

                    3.12 Litigation.

               From the date hereof through the Closing Date, the Sellers shall cause the Company to, and the Company shall, notify promptly the Purchaser of any actions or proceedings of the type described in
          Section 2.1(G)(i) that from the date hereof are commenced or, to the Knowledge of any Seller or the Company, threatened against the Company or any officer, director, employee, consultant, agent, shareholder or other representative of the Company.

                    3.13 Agreements.

               From the date hereof through the Closing Date, the Sellers shall cause the Company to, and the Company shall, notify promptly the Purchaser of any evidence of which the Sellers or the Company have Knowledge that any party to a Contract listed, or required to be listed, in Schedule 2.1(O) has terminated, diminished the scope of, or failed to renew or intends to terminate, diminish the scope of or fail to renew any such Contract or that any party has asserted or intends to assert any claim under any such Contract.

                    3.14 Continued    Effectiveness   of   Representations   and
                         Warranties.

          From the date hereof through the Closing Date, each of the Sellers shall, and shall cause the Company to, conduct its business or affairs, as the case may be, in such a manner so that the representations and warranties contained in Section 2.1 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; provided, however, that any event, condition or circumstance (i) occurring from the date hereof through the Closing Date, (ii) outside of the reasonable control of the Sellers and the Company, and (iii) resulting in any representations and warranties contained in Section 2.1 not continuing to be true and correct on the Closing Date as if made on and as of the Closing Date, shall not constitute a violation or breach by the Sellers and the Company of this sentence. From the date hereof through the Closing Date, the Sellers shall, and shall cause the Company to, promptly give notice to the other parties of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach by it or such other parties of this Agreement. Notwithstanding the immediately preceding sentences, from the date hereof through the Closing Date, the Company and the Sellers may update the following Schedules for actions taken by the Company or events occurring in the ordinary course of the Company's business, consistent with past practices, and not violating the provisions of Section 3.7: Schedules 2.1(J)(ii)(a), 2.1(J)(ii)(b), 2.1(J)(ii)(c), 2.1(J)(ix)(a), 2.1(J)(xi),
     2.1(J)(xv), 2.1(O), 2.1(S) (as it pertains to the first sentence of the final paragraph thereof) and 2.1(W). The Company and the Sellers shall use reasonable best efforts to promptly provide any such updated Schedule to the Purchaser following the change(s) requiring such update.

                    3.15 Satisfaction of Conditions Precedent.

          During the term of this Agreement, the parties hereto will use all reasonable efforts to satisfy (or cause to be satisfied) all the conditions precedent to their respective obligations. Without limiting the generality of the foregoing, (i) Mark Green and the Purchaser shall, and the Purchaser shall cause Anteon (as defined in Section 4.1(G)) to, execute and deliver the Non-Competition Agreement (as defined in Section 4.1(G) below) at or prior to the Closing, (ii) the Sellers shall cause the Company to, and the Company shall, prior to the Closing, liquidate, dissolve and wind-up EnviroSpectrum and (iii) the Sellers shall cause Geraldine Green to execute and deliver the letter referred to in Section 4.2(v).

                    3.16 Exclusivity.

          As an inducement to the Purchaser to enter into this Agreement, and in consideration of the time and expense which it has devoted and will devote to the transactions contemplated hereby during such period, subsequent to the execution of this Agreement and until the earlier of (a) the Closing Date and (b) the termination of this Agreement in accordance with Article VI, none of the Sellers nor the Company nor any of their respective representatives (including, without limitation, any investment banker, attorney or accountant retained or acting on behalf of the Company, any Seller or any director, officer, shareholder or employee of the Company) will, directly or indirectly, (i) initiate, solicit, encourage or respond (other than a negative response) to any inquiry or proposal with respect to a merger, consolidation, share exchange, business combination, liquidation, dissolution or sale of all or a portion of the assets of the Company (other than a sale of assets in the ordinary course of business and consistent with past practice, as permitted by the terms of this Agreement or a sale of Accounts Receivable in accordance with Section 3.24) or any purchase of any of the outstanding shares of its capital stock (an "Acquisition Proposal"), or (ii) enter into any discussions, negotiations or agreements concerning an Acquisition Proposal with, or disclose any information concerning the Company, its businesses or properties or afford any access to its properties, books and records to, or otherwise assist or facilitate any effort relating to an Acquisition Proposal, by any corporation, individual, partnership, limited liability company, association, trust, person or other entity or group (each, a "Person"). The Sellers and the Company will immediately cease any existing discussions with any Persons concerning any Acquisition Proposal.

                    3.17 Related Parties.

          Except as otherwise contemplated by this Agreement (including, without limitation, by Section 3.19) and disclosed on Schedule 3.17: (a) the Sellers shall, immediately prior to the Closing, cancel, pay or cause to be paid to the Company all amounts owed to the Company by the Sellers, their relatives or any of their respective Affiliates, including any notes receivable held by the Company; and (b) at and as of the Closing, any amounts owed by the Company to any of the Sellers, their relatives or any of their respective Affiliates shall be canceled or paid. The parties agree that in connection with the Closing, each of the Sellers, on the one hand, and the Company, on the other hand, shall execute and deliver the mutual release, substantially in the form attached hereto as Exhibit F (the "Mutual Release").

                    3.18 Termination of Agreements.

               (a) Except as otherwise contemplated by this Agreement (including, without limitation, by Section 3.19) and disclosed on
          Schedule 3.18, the Sellers shall, prior to the Closing, terminate or cause to be terminated all contracts or other agreements between the Company, on the one hand, and the Sellers, their relatives or any of their respective Affiliates, on the other hand, including, without limitation, the Employment Agreement (the "Mark Green Employment Agreement"), dated May 1, 2000, between the Company and Mark Green and the Agreement (the "Geraldine Green Support Agreement"), dated May 11, 1994, between the Company and Murray Green which provides for monthly payments to Geraldine Green in the amount of $12,500, and the Company shall retain no obligations under such contracts or other agreements. Additionally, as of or prior to Closing, the Sellers and the Company shall cause to be terminated the consulting agreement or arrangement between the Company and Sol Getz (the "Sol Getz Consulting Arrangement") which provides for monthly payments to Sol Getz in the amount of $1,000, and the Company shall retain no obligations under such agreement or arrangement.

               (b) The Purchaser shall cause the Company to continue to offer Vera Getz COBRA benefits under the Company's health benefit plan from and after the Closing Date through December 31, 2004 on the same terms that the Company currently offers such COBRA health benefits to Vera Getz and Sellers shall have no obligations relating to such matter.

                    3.19 Payment of Bonuses.

          Except as otherwise provided for herein, at or before the Closing, the Sellers shall make a capital contribution to the Company, in the form of cash or promissory notes (which promissory notes shall be paid in full by the Sellers at the Closing) in the amount equal to the sum of (a) $3,100,000, which constitutes the aggregate of all amounts due to executives of the Company under the Amended Contingent Stock Agreement, and
     (b)  $1,730,000,  which  constitutes  a  portion  of  all  amounts  due  to executives or other employees of the Company under the Retention Agreements, provided, however, that the Sellers will not be obligated to provide to the Company $500,000 of the amounts due to Jack Maslin under his Retention Agreement with the Company, which $500,000 payable to Jack Maslin is to be paid out of the Company's working capital. The Company (and not the Sellers) shall pay, and the Purchaser shall cause the Company to pay, on the first anniversary of the Closing Date for its own account, the balance of the retention payments due on such date under the Retention Agreements (including, without limitation, the balance of the retention payments due to Jack Maslin under his Retention Agreement, such balance not to exceed $650,000), the aggregate amount of such payments on the first anniversary of the Closing Date not to exceed $1,500,000.

                    3.20 Shareholder Approval.

          Prior to the Closing, the Sellers shall approve a resolution of the shareholders of the Company, approving any agreement which provides for any bonus payment to an executive or other employee of the Company, as the case may be. Such approval of all such agreements is intended to exclude all payments made under such agreements from the application of Section 280G of the Code, and shall be made in accordance with the shareholder approval provisions of Section 280G of the Code and the proposed regulations issued thereunder.

                    3.21 SEC Compliance.

          From and after the date hereof, the Sellers shall, and shall cause the Company to, provide reasonable support with respect to any Securities and Exchange Commission filing requirements with which the Purchaser may need to comply, or prepare for compliance, on or before the Closing Date, such support to include, but not be limited to, granting Purchaser and its representatives reasonable access to the Company's books and records in accordance with Section 3.3 hereof, and engaging Sellers' Auditors, at the Purchaser's sole cost and expense, to provide such services as the Purchaser may reasonably request.

                    3.22 Reserve for Health Benefit Plan Claims.

          From and after the date hereof through the date of delivery of the Estimated Closing Statement, the Sellers may increase the amount of the reserve recorded on the books of the Company for health benefit plan claims (as set forth in Section 2.1(E)(iii)(a)) in a manner consistent with the basis upon which the amount of such reserve was established in the Balance Sheet, provided, that such increase reflects the operations of the Company from the date hereof through the date of delivery of the Estimated Closing Statement and Sellers' Auditors issue the Agreed Upon Procedures Report related to the establishment of such reserve.

                    3.23 Reserve for Rate Overruns.

          From and after the date hereof through the date of delivery of the Estimated Closing Statement, the Sellers may increase the amount of the reserve recorded on the books of the Company for rate overruns (as set forth in Section 2.1(E)(iii)(b)) in a manner consistent with the basis upon which the amount of such reserve was established in the Balance Sheet, provided, that such increase reflects the operations of the Company from the date hereof through the date of delivery of the Estimated Closing Statement and Sellers' Auditors issue the Agreed Upon Procedures Report related to the establishment of such reserve.

                    3.24 Sale of Accounts Receivable.

          From the date hereof through the Closing Date, the Company may sell, transfer or assign on a non-recourse basis its Accounts Receivable solely for the purpose of eliminating, and to the extent necessary to eliminate, any and all Debt of the Company as of the Closing Date. The terms and conditions of any such sale, transfer or assignment on a non-recourse basis of Accounts Receivable shall be subject to and consistent with the terms and conditions set forth in the commitment letter obtained by the Company on or prior to the date hereof, a true, complete and correct copy of which has been previously delivered to, and found reasonably acceptable by, the Purchaser.

                    3.25 Stock Options for Company Senior Executives.

          At the first regularly scheduled meeting of the board of directors of the Purchaser following the Closing, or at the second regularly scheduled meeting of the board of directors of the Purchaser following the Closing, as is designated on Schedule 3.25, senior management of the Purchaser shall recommend to such board of directors grants of stock options to purchase the common stock of the Purchaser to the key employees of the Company listed on Schedule 3.25.

                    3.26 Accounts Receivable Reserve.

          The parties agree that, prior to the date of delivery of the Estimated Closing Statement, the Company shall increase the amount of the reserve recorded on the books of the Company with respect to the uncollectibility of Accounts Receivable (as set forth in Section 2.1(E)(iii)(c)) to $500,000.

                    3.27 Escrow Agreement Fees and Expenses.

          The Sellers agree to pay the Purchaser one-half (1/2) of all the fees and expenses payable by the Purchaser under and in accordance with the Escrow Agreement promptly upon receipt of an invoice therefor from the Purchaser.

                                   Article IV

                              CONDITIONS TO CLOSING

                    4.1  Conditions to Obligations of the Sellers.

          The obligations of the Sellers to consummate the transactions contemplated by this Agreement, including without limitation, the sale of Shares to be sold hereunder are, at the option of the Sellers' Representative, subject to the fulfillment or waiver, prior to or on the Closing Date, of each of the following conditions:

                    (A)  Regulatory Authorizations.

          All authorizations, consents, orders and approvals of federal and state regulatory bodies and officials necessary for the consummation by the Sellers of the sale and purchase of the Shares hereunder shall have been obtained, and there shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that any of the transactions contemplated herein not be consummated (collectively, an "Order").

               (B)  Representations and Warranties; Covenants and Agreements.

          The representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct, and the representations and warranties of the Purchaser, contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, at the date hereof (except to the extent cured to the Sellers' Representative's reasonable satisfaction prior to the Closing Date) and at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date, except to the extent such representations and warranties are expressly given as of a particular date and relate solely to a particular date or period, and the Purchaser shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(C)  Certificate.

          The Purchaser shall have delivered to the Sellers' Representative a certificate, dated the Closing Date, duly executed by an officer of the Purchaser to the effect that the conditions specified in paragraphs (A) and
     (B) of this Section 4.1 have been satisfied.

(D)  HSR Act Filing.

          Any Person required in connection with the contemplated transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

(E)  Escrow Agreement.

          The Purchaser and the Escrow Agent shall have executed and delivered to the Sellers' Representative the Escrow Agreement.

(F)  Payment of Closing Payment.

          The Purchaser shall have delivered the Purchase Price in accordance with Section 1.2.

(G)  Mark Green Non-Competition Agreement.

          Anteon Corporation, a Virginia corporation ("Anteon") and a wholly-owned subsidiary of the Purchaser, shall have executed and delivered the non-competition agreement (the "Non-Competition Agreement"), by and between Anteon and Mark Green, substantially in the form attached hereto as Exhibit D, and the Purchaser or Anteon shall have made any payments to Mark Green that are required to be made as of the Closing Date under the Non-Competition Agreement.

(H)  Mark Green Compensation Letter.

          The Purchaser shall have executed and delivered a letter (the "Mark Green Compensation Letter"), substantially in the form attached hereto as Exhibit E, setting forth the salary to be paid to and the target bonus to be established for Mark Green by the Company from and after the Closing Date, and the number of options to purchase common stock of the Purchaser that the senior management of the Purchaser will recommend to the board of directors of the Purchaser, at its next regularly scheduled meeting following the Closing, to grant to Mark Green on the date of such meeting.

(I)  Reimbursement of Expenses.

          The Purchaser shall have reimbursed the Company for (a) all reasonable costs and expenses incurred by the Company in connection with Sellers' Auditors' review of the Interim Financials and (b) $8,008 in connection with certain expenses incurred by the Company in connection with Sellers' Auditors' review of the Audited Financials for the Company's fiscal year 2002.

          4.2  Conditions to Obligation of the Purchaser.

          The obligation of the Purchaser to consummate the transactions contemplated by this Agreement, including, without limitation, the purchase of the Shares hereunder is subject, at its option, to the fulfillment or waiver, prior to or on the Closing Date, of each of the following conditions:

(A)  Regulatory Authorizations.

          All authorizations, consents, orders and approvals of federal and state and regulatory bodies and officials necessary for the performance by the Purchaser of this Agreement and the consummation of the sale and purchase of the Shares hereunder shall have been obtained and there shall be no Order in effect.

(B)  Representations and Warranties; Covenants and Agreements.

          The representations and warranties of the Company and each Seller contained in this Agreement that are qualified by materiality (including, without limitation, by a Company Material Adverse Effect requirement) shall be true and correct, and the representations and warranties of the Company and each Seller contained in this Agreement that are not so qualified by materiality (including, without limitation, by a Company Material Adverse Effect requirement) shall be true and correct in all material respects, in each case, at the date hereof (except to the extent cured to the Purchaser's reasonable satisfaction prior to the Closing Date) and at and as of the Closing Date (taking into account any update, in accordance with Section 3.14, of any applicable Schedules), with the same force and effect as if made at and as of the Closing Date, except to the extent such representations and warranties are expressly given as of a particular date and relate solely to a particular date or period, and the Company and the Sellers shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by any of them on or prior to the Closing Date.

(C)  HSR Act Filing.

          Any Person required in connection with the contemplated transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

(D)  Consents.

          (i) All consents, permits and approvals from parties to Contracts with the Company or with any Seller (a) that may be required in connection with the performance by the Company or any Seller of their respective obligations under this Agreement or the other Transaction Documents and, with respect to consents, permits and approvals from parties to Contracts with the Company listed or required to be listed on Schedule 2.1(O), the continuance of such Contracts after the Closing in accordance with the terms of such Contracts or (b) with respect to consents, permits and approvals from parties to Contracts with the Sellers or parties to Contracts with the Company listed or required to be listed on Schedule 2.1(O), the failure to obtain would violate, conflict with or result in the breach of any of the material terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any such Contract, shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with evidence reasonably satisfactory to it that such consents, permits and approvals have been obtained and are in full force and effect.

          (ii) The  approval  of the  shareholders  of the  Company  required by
     Section 3.20 shall have been obtained, and the Purchaser shall have been furnished with evidence reasonably satisfactory to it that such approval and any other approvals of such shareholders or the board of directors of the Company necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents have been obtained.

(E)  No Company Material Adverse Effect.

          There shall not have been (i) any Company  Material  Adverse Effect or
     (ii) other than war or acts of terrorism, any event, change or effect that is or could reasonably be expected to be materially adverse to the Government information technology services industry in which the Purchaser or the Company conducts its business from the date hereof to the Closing Date. However, any decline in the stock market valuation of the Purchaser that is not the result of any event, change or effect that is or could reasonably be expected to be materially adverse to the Government information technology services industry in which the Purchaser conducts its business shall not be, or be deemed to be, a Company Material Adverse Effect.

(F)  Certificate.

          The Company and the Sellers shall each have delivered to the Purchaser a certificate, dated the Closing Date, duly executed by such Person or an officer of such Person, to the effect that the conditions specified in paragraphs (A) through (E) of this Section 4.2 have been satisfied.

(G)  Opinion of Counsel to the Sellers and the Company.

          The Purchaser shall have received the opinion of Holland & Knight LLP, counsel to the Company and the Sellers, dated the date of the Closing, addressed to the Purchaser, substantially in the form attached hereto as Exhibit G. (H) Delivery of Stock Certificates. The Sellers shall have delivered to the Purchaser at the Closing stock certificates representing all of the Shares free and clear of all Liens and restrictive legends, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

(I)  Resignations and Appointments.

     The resignations of the directors of the Company except for Mark Green shall have been delivered to the Purchaser (such resignations to be effective immediately upon the Closing), and the individuals designated by the Purchaser in writing to the Sellers' Representative no less than two (2) Business Days prior to the Closing Date shall have been elected, effective immediately upon the Closing, to the board of directors of the Company. The resignations of such officers of the Company which have been previously requested in writing by the Purchaser to the Sellers' Representative no less than two (2) Business Days prior to the Closing Date shall have been delivered to the Purchaser (such resignations to be effective immediately upon the Closing).

(J)  Escrow Agreement.

     The Sellers, the Sellers' Representative and the Escrow Agent shall have duly executed and delivered the Escrow Agreement.

(K)  Termination of Agreements.

     The Purchaser shall have received evidence satisfactory to it of the termination of all Contracts required to be terminated pursuant to Sections 3.17 and 3.18, including, without limitation, the Mark Green Employment Agreement, and the Geraldine Green Support Agreement, and of the release of any obligations of the Company under such Contracts. In addition, the Purchaser shall have received evidence that the Company has provided notice to Sol Getz terminating the Sol Getz Consulting Arrangement.

(L)  Landlord Consents.

     With respect to each Real Property Lease set forth on Schedule 4.2(L), the Purchaser shall have received any consent of the landlord required under such Real Property Lease in connection with the consummation of the transactions contemplated herein.

(M)  FIRPTA Affidavit.

     At the Closing, the Purchaser shall have received an affidavit from each Seller, sworn to under penalty of perjury, setting forth such Seller's name, address and federal tax identification number and stating that such Seller is not a "foreign person" within the meaning of Section 1445 of the Code. If, on or before the Closing, the Purchaser shall not have received such affidavit, the Purchaser may withhold from the Initial Payment at Closing to the Sellers pursuant hereto such sums as are required to be withheld therefrom under Section 1445 of the Code.

(N)  Bonus Payments.

     Prior to the Closing, the Sellers shall have made to the Company (from the Sellers' account and not from that of the Company) the capital contribution required to be made by the Sellers pursuant to Section 3.19, and the Purchaser shall have been furnished with evidence reasonably satisfactory to it that such capital contribution has been made (and in the event such capital contribution was in the form of promissory notes, that such promissory notes have been paid in full at or prior to the Closing) and that the payments under the Amended Contingent Stock Agreement and the Retention Agreements required to be made at or prior to the Closing have been or are being made.

(O)  Mark Green Non-Competition Agreement.

     Mark Green shall have duly executed and delivered the Non-Competition Agreement.

(P)  Increase in Reserve for Health Benefit Plan Claims.

     The Company shall have delivered to the Purchaser evidence reasonably satisfactory to the Purchaser to confirm any increase in accordance with Section
3.22 of the amount of the reserve recorded on the books of the Company for health benefit plan claims (as set forth in Section 2.1(E)(iii)(a)); it being agreed and acknowledged by the Purchaser that the inclusion of such increase on the Estimated Closing Statement accompanied by the Agreed Upon Procedures Report from Sellers' Auditors related to the increase in such reserve shall constitute evidence reasonably satisfactory to the Purchaser.

(Q)  Increase in Reserve for Rate Overruns.

     The Company shall have delivered to the Purchaser evidence reasonably satisfactory to the Purchaser to confirm any increase in accordance with Section
3.23 of the amount of the reserve recorded on the books of the company for rate overruns (as set forth in Section 2.1(E)(iii)(b)); it being agreed and acknowledged by the Purchaser that the inclusion of such increase on the Estimated Closing Statement accompanied by the Agreed Upon Procedures Report from Sellers' Auditors related to the increase in such reserve shall constitute evidence reasonably satisfactory to the Purchaser.

(R)  Increase in Accounts Receivable Reserve.

     The Company shall have delivered to the Purchaser evidence reasonably satisfactory to the Purchaser to confirm the increase in accordance with Section
3.26 of the amount of the reserve recorded on the books of the Company with respect to the uncollectibility of Accounts Receivable (as set forth in Section 2.1(E)(iii)(c)); it being agreed and acknowledged by the Purchaser that the inclusion of such increase on the Estimated Closing Statement shall constitute evidence reasonably satisfactory to the Purchaser.

(S)  Liquidation, Dissolution and Winding-Up of EnviroSpectrum.

     The Company shall have delivered to the Purchaser evidence reasonably satisfactory to the Purchaser confirming the liquidation, dissolution and winding-up of EnviroSpectrum.

(T)  Spectrum Health.

     The Sellers shall have delivered to the Purchaser reasonably satisfactory evidence to the Purchaser that all the capital stock of Spectrum Health held by the Company has been transferred to Mark Green.

(U)  Liens.

     The Sellers shall have made available to the Purchaser such documents and instruments as may reasonably be required to demonstrate that, effective as of the Closing Date, all of the properties and assets of the Company are released from any and all Liens, other than (i) Liens for Taxes not yet due and payable and (ii) Liens that do not materially interfere with the use of the properties or assets by the Company and which do not impair the value of such properties or assets, but excluding any Liens relating to Debt.

(V)  Beneficiary Letter.

     The Sellers shall have delivered to the Purchaser a letter, dated the Closing Date, duly executed by Mark and Geraldine Green and addressed to the Purchaser, pursuant to which Mark and Geraldine Green acknowledge and agree, as the sole beneficiaries of the Geraldine Green ISI Trust and the sole beneficiaries of the Credit Equivalent Trust who are entitled to receive stock of the Company and the proceeds therefrom, to (i) the allocation of the Purchase Price among the Sellers, as set forth in Schedule 1.2, (ii) the allocation of the Purchase Price to the Escrow Account and (iii) the indemnification obligations of the Sellers pursuant to this Agreement and the Escrow Agreement, such letter to be in form and substance reasonably satisfactory to the Purchaser.

                                   Article V

                        FEES RELATING TO THIS TRANSACTION

               5.1  Brokerage Fees .

     Except for the commission and fees of the Windsor Group LLC which will be paid by the Sellers, the Sellers and the Company represent and warrant to the Purchaser that no broker, finder, agent or similar intermediary has acted on behalf of the Company or any Seller in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or any of the Sellers, or any action taken by the Company or any of the Sellers. The Purchaser represents and warrants to the Sellers that no broker, finder, agent or similar intermediary has acted on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser. Each such party agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of such party, and to bear the cost of legal expenses incurred in defending against any such claim.

               5.2  Other Fees and Expenses.

     Except as otherwise provided in this Agreement, the parties to this Agreement shall bear their respective fees and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of attorneys, consultants, investment bankers, auditors and other third party advisors incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, provided, however, the filing fee for any filing under the HSR Act will be paid one-half (1/2) by the Purchaser and one-half (1/2) by the Sellers at the time such filing is made and provided, further that the Purchaser shall reimburse the Company (i) for all reasonable costs and expenses incurred by the Company in connection with Sellers' Auditors' review of the Interim Financials and (ii) $8,008 in connection with certain expenses incurred by the Company in connection with Sellers' Auditors' review of the Audited Financials for the Company's fiscal year 2002 within thirty (30) days of the Purchaser's receipt of an invoice from the Company therefor, but in any event on or before the Closing. For purposes of clarifying the foregoing, expenses of the Sellers and the Company shall be paid by the Sellers out of the proceeds of the sale for the Sellers' own account and not otherwise charged or expensed to, or paid by, the Company; provided, however, that the Sellers may cause the Company to pay transactional expenses solely of the type described herein in an aggregate amount not to exceed $250,000, and any such excess amount shall be borne solely by the Sellers and not otherwise charged or expensed to the Company. For further clarification, all reasonable costs and expenses incurred by the Company in connection with any audit, review or preparation of any Tax Return of the Company or other Tax filing of the Company relating to (i) the Company's fiscal year ending November 30, 2002 and (ii) the period beginning December 1, 2002 and ending on the Closing Date shall be borne by the Company and not the Sellers and shall not be subject to the limitation set forth in the previous sentence.

                                   Article VI

                                   TERMINATION

               6.1  Termination.

     Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated prior to the Closing as follows:

               (a) by the mutual written consent of the parties to this Agreement;

               (b) by the Sellers' Representative, or the Purchaser, by notice to the other, if, for any reason, the Closing has not occurred prior to 11:59 p.m. on June 15, 2003 other than by reason of a material breach of this Agreement by any Seller or the Company, with respect to a termination by the Sellers' Representative, or by the Purchaser, with respect to a termination by the Purchaser;

               (c) at the election of the Sellers' Representative, if the Purchaser has breached any representation, warranty, covenant or agreement contained in this Agreement that is qualified by materiality, or if the Purchaser has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement that is not so qualified, which breach has not been cured on or prior to ten (10) days following delivery of written notice of such breach by the Sellers' Representative to the Purchaser;

               (d) at the election of the Purchaser, if any Seller or the Company has breached any representation, warranty, covenant or agreement contained in this Agreement that is qualified by materiality (including, without limitation, by a Company Material Adverse Effect requirement), or if any Seller or the Company has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement that is not so qualified, which breach has not been cured on or prior to ten (10) days following delivery of written notice of such breach by the Purchaser to the Sellers' Representative; provided, however, that in no event shall any update of any Schedule hereto permitted under Section 3.14 be deemed to be or have caused any breach of the representation or warranty contained herein to which such updated Schedule relates;

               (e) at the election of the Purchaser, if, between the date hereof and the Closing Date, there has been a Company Material Adverse Effect; or

               (f) at the election of the Purchaser or the Sellers' Representative, if any legal proceeding is commenced or threatened by any Governmental Body directed against the consummation of the transactions contemplated under this Agreement and the Purchaser or the Sellers' Representative reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof.

     If this Agreement so terminates, it shall become null and void and have no further force or effect except as provided in Section 6.2.

               6.2 Effect of Termination; Expenses.

     In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall thereafter become void and have no further force or effect, except that the obligations provided for in this Section 6.2, Article V, the confidentiality provision contained in the final sentence of Section 3.5(a) and the Confidentiality Agreement referred to in such Section shall survive any such termination of this Agreement. Except as provided herein, none of the parties hereto shall have any liability in respect of the termination of this Agreement except to the extent that the failure of a party to satisfy the conditions of
Article IV results from the material breach or violation of the representations, warranties, covenants or agreements of such party under this Agreement, in which case, except as otherwise set forth in this Section 6.2, the termination of this Agreement will not prejudice any legal rights of any party whether those rights arise under this Agreement or otherwise. Subject to the following proviso, to the extent the failure of a party to satisfy the conditions of Article IV results from the material breach or violation of the representations, warranties, covenants or agreements of such party under this Agreement, the breaching party's liability for damages in respect of the termination of this Agreement shall be limited to actual compensatory damages and such breaching party shall have no liability for any consequential, exemplary or punitive damages; provided, however, to the extent the failure of a party to satisfy the conditions of Article IV results from the willful breach or violation of the representations, warranties, covenants or agreements of such party under this Agreement, the termination of this Agreement will not prejudice any legal rights of any other party under applicable law whether those rights arise under this Agreement or otherwise, including, without limitation, the right to actual compensatory damages and consequential, exemplary and punitive damages, to the extent recoverable under applicable law. Notwithstanding the foregoing, the consummation by any party of the transactions contemplated by this Agreement shall not prejudice its rights to indemnification under Article V or VII.

     Notwithstanding the foregoing, in the event of the termination of this Agreement pursuant to Section 6.1(d) due solely to the non-fulfillment of the condition set forth in clause (ii) of Section 4.2(E), the Purchaser shall reimburse the Sellers and the Company for the actual reasonable costs and expenses incurred by the Sellers and the Company in connection with this Agreement and the transactions contemplated hereby; provided, that the amount of such costs and expenses reimbursed to the Company and the Sellers shall not exceed, in the aggregate, $350,000.

                                  Article VII

                                 INDEMNIFICATION

               7.1 Indemnification by the Sellers.

     The Sellers, jointly and severally, agree to indemnify, defend and hold harmless the Purchaser and the Company (and their respective directors, officers, employees, Affiliates, successors and assigns) (collectively, the "Purchaser Parties") against, and hold the Purchaser Parties harmless from and in respect of, any and all losses, liabilities, damages, deficiencies, costs, expenses (including, without limitation, expenses of investigation and defense and reasonable fees, disbursements and expenses of counsel incurred by the Purchaser Parties in any action or proceeding (including, without limitation, an action or proceeding to enforce the rights of the Purchaser Parties hereunder) between the Purchaser Parties and the Sellers or between the Purchaser Parties and any third party or otherwise), claims, Liens or other obligations of any nature whatsoever (collectively, "Losses"), based upon, arising out of, or otherwise in respect of or which are incurred by virtue of or result from (a)
(i) the inaccuracy in or breach of any representation or warranty made by the Sellers or the Company, or (ii) the non-fulfillment by the Company or the Sellers prior to the Closing and by the Sellers from and after the Closing, of any unwaived covenant or agreement, in the case of (i) and (ii) above, as contained in this Agreement or in any of the other Transaction Documents or in any document or instrument delivered at the Closing pursuant hereto or thereto or (b) enforcing the indemnification provided for hereunder.

               7.2 Indemnification by the Purchaser.

     The Purchaser agrees to indemnify the Sellers against and hold each Seller harmless from and in respect of any and all Losses which are incurred by virtue of or result from (a) (i) the inaccuracy in or breach of any representation or warranty, or (ii) the non-fulfillment of any unwaived covenant or agreement, in each case as made by or on behalf of the Purchaser in this Agreement or in any of the other Transaction Documents or in any document or instrument delivered at the Closing pursuant hereto or thereto or (b) enforcing the indemnification provided for hereunder. The Purchaser shall have no right to seek contribution from the Sellers with respect to all or any part of any of the Purchaser's indemnification obligations under this Section 7.2.

               7.3 Supplemental Indemnification by Each Seller.

          (A)  Supplemental ERISA Indemnification.

     Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties based upon, arising out of or otherwise in respect of, the Company's being affiliated prior to the date hereof, directly or indirectly, under Code Section 414 or ERISA Section 4001 or any similar foreign law, with the Sellers or any of their Affiliates. In addition, each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties and their Plans with respect to any and all Losses arising out of or otherwise in respect of (i) any Plan that is not disclosed on Schedule 2.1(M), or any violation of any reporting and disclosure rules or regulations, including, without limitation, the failure to timely file any report, schedule, application for determination, or any other information required to be reported, under ERISA or the Code in respect of any Plan that is not disclosed on Schedule 2.1(M), (ii) any violation of any reporting and disclosure rules or regulations, including, without limitation, the failure to timely file any report, schedule, application for determination, or any other information required to be reported, under ERISA or the Code in respect of any Plan that is disclosed on Schedule 2.1(M) and
(iii) any failure to amend, within the time period required under the Code, any Plan that is a tax-qualified retirement plan to qualify under Section 401(a) of the Code. Notwithstanding anything to the contrary in Section 7.4, the indemnification obligations set forth in clauses (ii) and (iii) of the second sentence of this Section 7.3(A) shall be treated as ERISA Claims (as defined in Section 7.4) for purposes of the survival provisions of Section 7.4, and the indemnification obligations set forth in clause (i) of the second sentence of this Section 7.3(A) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall not be subject to any time limitation. Notwithstanding anything to the contrary in
Section 7.5, the indemnification obligations set forth in clauses (ii) and (iii) of the second sentence of this Section 7.3(A) shall be subject to the dollar limitation in Section 7.5(a), the indemnification obligations set forth in clause (i) of the second sentence of this Section 7.3(A) shall not be subject to the dollar limitation in Section 7.5(a) and all indemnification obligations in this Section 7.3(A) shall be subject to the dollar limitation in Section 7.5(c).

          (B)  Supplemental Contract Indemnification.

     Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties based upon, arising out of or otherwise in respect of, any government disallowance of incurred Direct Contract Costs (as defined in Section 8.1) and/or Indirect Costs (as defined in Section 8.1), including, without limitation, any Losses arising out of DCAA (as defined in Section 8.1) incurred cost audits of the Company for the Company's fiscal years 2001 and 2002. The Purchaser agrees to make a good faith effort to cause the DCAA audits with respect to the Company's fiscal years 2001 and 2002 to be conducted by DCAA's Southern New Jersey branch office. Notwithstanding anything to the contrary in Sections 7.4 and 7.5, all indemnification obligations in this Section 7.3(B) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time limitation, but shall be subject to the dollar limitations in Sections 7.5(a) and 7.5(c).

          (C)  Supplemental Tax Indemnification.

          (i) Each Seller, jointly and severally, agrees to indemnify the Purchaser Parties for any liability for any Taxes imposed on the Company (including without limitation, any underpayment penalties, as described in
     Section 2.1(Q)(iv) or Schedule 2.1(Q) relating thereto and any Taxes imposed by any foreign taxing authority on the employees of the Company)
     pursuant to federal, state, local or foreign law attributable to any periods or portions thereof ending on or before the Closing Date ("Pre-Closing Taxes") in excess of Taxes which are included as current liabilities for purposes of computing Closing Net Working Capital.

          In addition, if any Seller makes an indemnity payment of any amount due under this Section 7.3(C)(i) (including, but not limited to, payments made on the Sellers' behalf pursuant to the Escrow Agreement) and if the Company or any of the Purchaser Parties actually realizes a reduction of any Taxes imposed pursuant to federal, state, local or foreign law for any periods after the Closing Date ("Post-Closing Taxes") as a direct result of the circumstances giving rise to the Pre-Closing Taxes in respect of which such indemnity payment is made, then the Purchaser shall pay the relevant Seller(s) an amount equal to the lesser of (i) the amount of such actual reduction in Post-Closing Taxes (which reduction for any period shall be an amount equal to the excess, if any, of the aggregate Tax liability of the Company or the applicable Purchaser Party if such circumstances did not exist, over the aggregate Tax liability of the Company or the applicable Purchaser Party taking such circumstances into account) and (ii) the aggregate amount of all indemnification payments made under this Section 7.3(C)(i) less the amount of all prior payments made by the Purchaser under this paragraph. The Purchaser agrees that it will cause the Company or the applicable Purchaser Party to promptly give written notice to the Sellers in the event that the Company or the applicable Purchaser Party realizes a reduction that would give rise to a payment obligation under this paragraph, which notice will describe in reasonable detail the computation of such reduction. The parties agree to use their reasonable efforts to negotiate in good faith an overall settlement that takes into account the anticipated reduction of Post-Closing Taxes expected to be realized by the Company or any Purchaser Party at the time that any claim respecting a payment under this Section 7.3(C)(i) is made; provided, that neither party shall be obligated to enter into such an overall settlement.

          (ii) For purposes of this Agreement, in the case of any Taxes of the Company that are payable with respect to any Tax period that begins before and ends after the Closing Date (a "Straddle Period"), the portion of any such Taxes that constitutes Pre-Closing Taxes shall: (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or
     (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the Tax year or period ended on the Closing Date; and (ii) in the case of Taxes (other than those described in clause (i) above) that are imposed on a periodic basis with respect to the business or assets of the Company or otherwise measured by the level of any item, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 7.3(C) shall be computed by reference to the level of such items on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with past practice of the Company. The parties hereto will, to the extent permitted by applicable law, elect with the relevant Tax authority to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Closing Date.

          (iii) All indemnification obligations set forth in this Section 7.3(C) shall be treated as Tax Claims (as defined in Section 7.4) for purposes of the survival provisions of Section 7.4 and shall not be subject to any dollar limitation, including, without limitation, those set forth in
     Section 7.5.

          (D)  Township of Middletown, New Jersey Claim.

          Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties arising out of or in connection with the claim filed against the Company by the Township of Middletown, New Jersey with the American Arbitration Association on November 5, 2001. Notwithstanding anything to the contrary in Section 7.4 and 7.5, all indemnification obligations in this Section 7.3(D) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time or dollar limitation.

          (E)  Supplemental Health Benefit Plans Indemnification.

          Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties based upon, arising out of or in connection with any claims under the Company's health benefit plans arising from covered services and treatments by appropriate medical providers that were provided and performed prior to the Closing Date and any expenses related thereto, to the extent that such Losses exceed the reserves therefor set forth in
     Section 2.1(E)(iii)(a) (as such reserves may be increased prior to the date of delivery of the Estimated Closing Statement in accordance with Section 3.22). Notwithstanding anything to the contrary in Section 7.4 and 7.5, all indemnification obligations in this Section 7.3(E) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time limitation, but shall be subject to the dollar limitations described in the immediately preceding sentence and in Section 7.5(a) (to the extent such Losses exceed the reserves therefor set forth in Section 2.1(E)(iii)(a), as such reserves may be increased prior to the date of delivery of the Estimated Closing Statement in accordance with Section 3.22) and Section 7.5(c).

          (F)  Supplemental Rate Overruns Indemnification.

          Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties based upon, arising out of or in connection with the Company's rate overruns for the Company's fiscal year 2002, to the extent that such Losses exceed the reserves therefor set forth in Section 2.1(E)(iii)(b) (as such reserves may be increased prior to the date of delivery of the Estimated Closing Statement in accordance with Section 3.23). Notwithstanding anything to the contrary in Section 7.4 and 7.5, all indemnification obligations in this Section 7.3(F) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time limitation, but shall be subject to the dollar limitations described in the immediately preceding sentence and in Section 7.5(a) (to the extent such Losses exceed the reserves therefor set forth in Section 2.1(E)(iii)(b), as such reserves may be increased prior to the date of delivery of the Estimated Closing Statement in accordance with Section 3.23) and Section 7.5(c).

          (G)  Supplemental Patent Infringement Indemnification.

          Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties based upon, arising out of or otherwise in respect of, the patent infringement claim referred to in paragraph 5 of Schedule 2.1(G)(i). Notwithstanding anything to the contrary in Sections 7.4 and 7.5, all indemnification obligations in this Section 7.3(G) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time limitation or dollar limitations (including, without limitation, Section 7.5(a)) other than the dollar limitation in Section 7.5(c).

               7.4 Survival of Representations and Warranties of the Sellers.

          Notwithstanding any right of the Purchaser fully to investigate the affairs of the Company and the Sellers and notwithstanding any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations and warranties of each of the Sellers and the Company contained in this Agreement. All representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery hereof and the Closing hereunder, and, except for the representations and warranties made in Sections 2.1(A), 2.1(B), 2.1(C), 2.1(D), 2.2(A), 2.2(B) and 5.1 which shall survive without limit,
     (a) with respect to any General Claim (as defined below), shall terminate on the second (2nd) anniversary of the Closing, (b) with respect to any Tax Claim, shall terminate on the later of (i) sixty (60) days following the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation and (ii) sixty (60) days following the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations, (c) with respect to any ERISA Claim, shall terminate sixty (60) days following the date upon which the liability to which any such ERISA Claim may relate is barred by all applicable statutes of limitation, and (d) with respect to any Environmental Claim (as defined below), shall terminate on the fifth
     (5th) anniversary of the Closing Date,  unless, in the case of clauses (a),
     (b), (c) and (d) above, the party asserting such claim shall have given notice on or prior to such date, to the party against which such claim is asserted.

          As used in this Agreement, the following terms have the following meanings: (a) "General Claim" means any claim (other than a Tax Claim, an ERISA Claim, an Environmental Claim or claim based upon, arising out of or otherwise in respect of, Sections 2.1(A), 2.1(B), 2.1(C), 2.1(D) and 5.1) based upon, arising out of or otherwise in respect of, any inaccuracy in or any breach of any representation or warranty of any Sellers or the Company contained this Agreement or any breach of any covenant or agreement of the Sellers and the Company contained in Section 3.7, (b) "Tax Claim" means any claim based upon, arising out of or otherwise in respect of, any inaccuracy in or any breach of any representation or warranty of any Sellers or the Company contained in this Agreement related to Taxes, including, without limitation, Section 2.1(Q) and any claim for Losses pursuant to Section 7.3(C), (c) "ERISA Claim" means any claim based upon, arising out of or otherwise in respect of, any inaccuracy in or any breach of any representation or warranty of any Sellers or the Company contained in this Agreement related to any Plan, including, without limitation, Section 2.1(M) and any claim for Losses pursuant to clauses (ii) and (iii) of the second sentence of Section 7.3(A), and (d) "Environmental Claim" means any claim based upon, arising out of or otherwise in respect of, any inaccuracy in or any breach of any representation or warranty of any Seller contained in Section 2.1(S). Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby.

               7.5 Certain Limitations on Indemnification Obligations.

          (a) The Purchaser Parties shall not be entitled to receive any indemnification payments under:

               (i) Section 7.1(a) in connection with the inaccuracy in or breach of any representation or warranty, except those based upon, arising out of or otherwise in respect of Sections 2.1(A), 2.1(B), 2.1(C), 2.1(D), 2.1(G)(ii), 2.1(Q) and 5.1 (the "Basket Exclusions"); and

               (ii) clauses (ii) and (iii) of the second sentence of Section 7.3(A) and Sections 7.3(B), 7.3(E) and 7.3(F),until the aggregate amount of Losses incurred by the Purchaser Parties, exclusive of the Basket Exclusions, equal $600,000 (the "Basket Amount"), whereupon the Purchaser shall be entitled to receive in full indemnity payments in excess of the Basket Amount; provided, however, that solely for purposes of determining whether the amount of the Sellers' indemnification obligations exceeds the Basket Amount, a breach of the Sellers' and the Company's representations or warranties shall be determined without regard to any limitation or qualification as to materiality or Company Material Adverse Effect (or similar concept) set forth in such representation or warranty.

          (b) Notwithstanding the provisions of Section 7.5(a), the Purchaser Parties shall be entitled to receive any indemnification payments in respect of the Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate of all other indemnification payments shall have exceeded, in the aggregate, the Basket Amount.

          (c) The  maximum  amount of  indemnification  payments  under  Section
     7.1(a) to which the Purchaser Parties shall be entitled to receive in connection with the inaccuracy in or breach of any representation or warranty (excluding those based upon, arising out of or otherwise in respect of, the Basket Exclusions) and under Sections 7.3(A), 7.3(B), 7.3(E), 7.3(F) and 7.3(G), shall not exceed $24,000,000, in the aggregate, including any amounts paid out under the Escrow Agreement.

               7.6 Defense of Claims.

          In the case of any claim for indemnification under Section 7.1, 7.2 or
     7.3 arising from a claim of a third party (including the IRS or any governmental agency), an indemnified party shall give prompt written notice and, subject to the following sentence, in no case later than twenty (20) days after the indemnified party's receipt of notice of such claim, to the indemnifying party (and, if the indemnifying party is any of the Sellers, to the Sellers' Representative and the Escrow Agent) of any claim, suit or demand of which such indemnified party has Knowledge and as to which it may request indemnification hereunder. The failure to give such notice shall not, however, relieve the indemnifying party of its indemnification obligations except to the extent that the indemnifying party is actually harmed thereby. The indemnifying party shall have the right to defend and to direct the defense against any such claim, suit or demand (including, without limitation, ERISA claims, tax claims and claims relating to Sections 7.3(B) and 7.3(F)), in its name and at its expense, and with counsel selected by the indemnifying party unless such claim, suit or demand seeks an injunction or other equitable relief against the indemnified party; provided, however, the indemnifying party shall not have the right to defend or direct the defense of any such claim, suit or demand if it refuses to acknowledge fully its obligations to the indemnified party or contests, in whole or in part, its indemnification obligations therefor. If the indemnifying party elects, and is entitled, to compromise or defend such claim, it shall within 30 days (or sooner, if the nature of the claim so requires) notify the indemnified party of its intent to do so, and the indemnified party shall, at the request and expense of the indemnifying party, cooperate in the defense of such claim, suit or demand. If the indemnifying party elects not to compromise or defend such claim, fails to notify the indemnified party of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the indemnified party may pay, compromise or defend such claim. Except as set forth in the immediately preceding sentence, the indemnifying party shall have no indemnification obligations with respect to any such claim, suit or demand which shall be settled by the indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, the indemnified party shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor shall it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the indemnified party or where any delay in payment would cause the indemnified party material economic loss. The indemnifying party's right to direct the defense shall include the right to compromise or enter into an agreement settling any claim by a third party; provided that no such compromise or settlement shall obligate the indemnified party to agree to any settlement which requires the taking of any action by the indemnified party other than the delivery of a release, except with the consent of the indemnified party (such consent to be withheld or delayed only for a good faith reason). Notwithstanding the indemnifying party's right to compromise or settle in accordance with the immediately preceding sentence, the indemnifying party may not settle or compromise any claim over the objection of the indemnified party; provided, however, that consent by the indemnified party to settlement or compromise shall not be unreasonably withheld or delayed. The indemnified party shall have the right to participate in the defense of any claim, suit or demand with counsel selected by it subject to the
     indemnifying   party's   right  to  direct  the   defense.   The  fees  and
     disbursements of such counsel shall be at the expense of the indemnified party; provided, however, that, in the case of any claim, suit or demand which seeks injunctive or other equitable relief against the indemnified party, the fees and disbursements of such counsel shall be at the expense of the indemnifying party.

               7.7 Non-Third Party Claims.

          Any claim which does not result in a third party claim shall be asserted by a written notice to the other party or parties. The recipient of such notice shall have a period of forty-five (45) days after receipt of such notice within which to respond thereto. If the recipient does not respond within such forty-five (45) days, the recipient shall be deemed to have accepted responsibility for the Losses set forth in such notice and shall have no further right to contest the validity of such notice. If the recipient responds within such forty-five (45) days after the receipt of the notice and rejects such claim in whole or in part, the party delivering shall be free to pursue such remedies as may be available to it under contract or applicable law.

               7.8 Claims Against the Escrow Agent.

          Any indemnification obligations of the Seller shall be satisfied from any amounts held by the Escrow Agent pursuant to the Escrow Agreement prior to the Purchaser exercising any other remedy, offset or action (other than (i) any action seeking equitable remedies, (ii) the payment of any Sellers' Refund, provided that the Purchaser may elect to receive such payment from the Escrow Account in accordance with Section 1.5(e), and (iii) if and to the extent the amounts, if any, then held by the Escrow Agent are insufficient to satisfy such indemnification obligations) to seek recovery of amounts payable pursuant to the Sellers' obligations under this Article VII.

               7.9 Liability of the Company.

          The Purchaser shall not after the Closing make any claim against the Company in respect of any representation, warranty, covenant or any other obligation of the Company to the Purchaser hereunder or under any other Transaction Document to which the Company is a party. The Purchaser shall not make any claim against any Seller in respect of any non-fulfillment after the Closing by the Company of any covenant hereunder or under any other Transaction Document to which the Company is a party. Notwithstanding anything herein to the contrary, the Purchaser retains, and nothing contained in this Section 7.9 shall in any way waive or limit, its rights to bring claims against the Sellers in respect of a breach of any representation or warranty of the Company or any Seller contained herein or in any other Transaction Document or the non-fulfillment by the Company or any Seller prior to the Closing, and by any Seller from and after the Closing, of any covenant or agreement contained herein or in any other Transaction Document.

               7.10 No Double Recovery; Insurance.

          Notwithstanding anything herein to the contrary, no party shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party has been indemnified or reimbursed for such amount under any other provision of this Agreement. Furthermore, in the event any Loss related to a claim by the Purchaser is covered by third party insurance, the Purchaser agrees to use commercially reasonable efforts to seek recovery under such third party insurance and no Purchaser Party shall be entitled to recovery from any Seller (and shall refund amounts received up to the amount of indemnification actually received) with respect to such Loss to the extent that such Purchaser Party receives any insurance payment under such third party insurance with respect to such Loss (net of any cost or expense of obtaining such payment).

               7.11 Subrogation.

          Upon making any indemnity payment pursuant to this Agreement with respect to a third party claim, the indemnifying party will, to the extent of such payment, be subrogated to all rights of the indemnified party against any third party in respect of the Losses to which the payment relates, and the indemnifying party shall enforce such rights in a commercially reasonable manner so as not to impair or otherwise adversely affect the business of the Company. The indemnifying party and the indemnified party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the subrogation rights described above.

               7.12 Tax Treatment.

          Unless otherwise required by applicable law, all indemnification payments shall constitute adjustments to the Purchase Price for all Tax purposes, and no party shall take any position inconsistent with such characterization.

               7.13 Exclusive Remedy.

          The foregoing indemnification provisions in this Article VII shall be the exclusive remedy from and after the Closing of the Purchaser against the Sellers and of the Sellers against the Purchaser for Losses under Sections 7.1, 7.2 and 7.3, provided that nothing contained in this Agreement (i) is intended to waive any claims for fraud to which a party may be entitled, or shall relieve or limit the liability of any party or any officer or director of such party from any liability arising out of or resulting from fraud in connection with the transactions contemplated by this Agreement or in connection with the delivery of any of the documents referred to herein and (ii) is intended to waive any equitable remedies to which a party may be entitled.

               7.14 Reasonable Actions.

          Each party agrees to act in good faith and in a commercially reasonable manner with respect to any Losses for which indemnification is sought under this Agreement.

               7.15 No Right of Contribution.

          The Sellers shall have no right to seek contribution from the Company or the Purchaser with respect to all or any part of any of the Sellers' indemnification obligations under this Article VII, provided that the Sellers may seek contribution from the Company prior to the Closing with respect to all or any part of any of the Sellers' indemnification obligations under Section 7.1 if this Agreement is terminated pursuant to
     Section 6.1.

                                  Article VIII

                                  MISCELLANEOUS

               8.1 Certain Definitions.
                   ---------------------

          As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "Accounts Receivable" shall mean all of the Company's right, title and interest in and to all accounts receivable (including any security or collateral for such accounts receivable and including both billed and unbilled work) relating to the business of the Company.

          "Acquisition  Proposal"  shall have the  meaning as defined in Section
     3.16 hereto.

          "Actions" shall have the meaning as defined in Section 3.1(c) hereto.

          "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          "Agreed Upon  Procedures  Report" shall have the meaning as defined in
     Section 1.5(a) hereto.

          "Agreement" shall have the meaning as set forth in the preamble to this Agreement.

          "Amended Contingent Stock Agreement" shall have the meaning as defined in Section 2.1(M)(x) hereto.

          "Anteon" shall have the meaning as defined in Section 4.1(G) hereto.

          "Audited Financials" shall have the meaning as defined in Section 2.1(E)(i) hereto.

          "Balance Sheet" shall have the meaning as defined in Section 2.1(E)(i) hereto.

          "Basket Amount" shall have the meaning as defined in Section 7.5(a) hereto.

          "Basket Exclusions" shall have the meaning as defined in Section 7.5(a) hereto.

          "Business Day" means any day other than Saturday or Sunday or any other day on which banks in the Commonwealth of Virginia are permitted or obligated to be closed for business.

          "Cash" means, as of the date of determination, the difference of (a) the aggregate amount of cash and cash equivalents held as of 10:00 a.m. (New York City time) in the bank accounts, including money market accounts, of the Company, as verified by such banks to the Purchaser by telephone, facsimile, electronic mail, or other means reasonably acceptable to the Purchaser minus (b) the aggregate balance of all outstanding checks written against such accounts.

          "Class A Shares" shall have the meaning as set forth in the recitals to this Agreement.

          "Class B Shares" shall have the meaning as set forth in the recitals to this Agreement.

          "Closing" shall have the meaning as defined in Section 1.4 hereto.

          "Closing  Date"  shall have the  meaning  as  defined  in Section  1.4 hereto.

          "Closing Net Debt" shall have the meaning as defined in Section 1.5(b) hereto.

          "Closing  Net  Working  Capital"  shall have the meaning as defined in
     Section 1.5(b) hereto.

          "Closing Statement" shall have the meaning as defined in Section 1.5(b) hereto.

          "Code" shall have the meaning as defined in Section 2.1(M)(ii) hereto.

          "Company" shall have the meaning as set forth in the preamble to this Agreement.

          "Company Employee" shall have the meaning as defined in Section 3.9(b) hereto.

          "Company Material Adverse Effect" shall have the meaning as defined in
     Section 2.1(A)(i) hereto.

          "Confidentiality  Agreement"  shall  have the  meaning  as  defined in
     Section 3.5(a) hereto.

          "Contracts"  shall have the  meaning  as defined in Section  2.1(K)(i)
     hereto.   "Copyrights"  shall  have  the  meaning  as  defined  in  Section
     2.1(J)(i)(c) hereto.

          "DCAA" means the Defense Contract Audit Agency of the United States federal government.

          "Debt" means, as of any date, (without duplication) with respect to any Person, any indebtedness outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute trade payables) and shall also include, to the extent not otherwise included (a) any capital lease obligations determined in accordance with GAAP, (b) obligations of Persons other than such Person secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been incurred or assumed by such Person, (c) all indebtedness of others of the types described in the other clauses of this definition (including all dividends of other Persons) the payment of which is guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds (whether or not such items would appear upon the balance sheet of the guarantor), (d) all obligations for the reimbursement of any obligation or on any letter of credit, banker's acceptance or similar credit transaction, and (e) obligations under any currency or interest rate swap, hedge or similar protection device of any such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations referred to in clause (c) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, however, that (i) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, and (ii) Debt shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, (x) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, and (y) any salaries and related employment taxes accrued in the ordinary course of business shall not be deemed to be "Debt" for purposes of this definition.

          "Determination" shall have the meaning as defined in Section 1.5(c) hereto.

          "Direct Contract Costs" means, with respect to any period, the aggregate amounts of labor and other direct expenses, including, without limitation, expenses for materials, subcontracts, consultants and travel.

          "Embedded  Intellectual Property" shall have the meaning as defined in
     Section 2.1(J)(ii)(b) hereto.

          "Environmental Claim" shall have the meaning as defined in Section 7.4 hereto.

          "Environmental Laws" shall have the meaning as defined in Section 2.1(S) hereto.

          "EnviroSpectrum"  means EnviroSpectrum,  Inc., a Maryland corporation.

          "ERISA" shall have the meaning as defined in Section 2.1(M) hereto.

          "ERISA Claim" shall have the meaning as defined in Section 7.4 hereto.

          "Escrow Account" shall have the meaning as defined in Section 1.2(b) hereto.

          "Escrow Agent" shall have the meaning as defined in Section 1.2(b) hereto.

          "Escrow Agreement" shall have the meaning as defined in Section 1.2(b) hereto.

          "Estimated  Closing  Net Debt"  shall  have the  meaning as defined in
     Section 1.5(a) hereto.

          "Estimated Closing Net Working Capital" shall have the meaning as defined in Section 1.5(a) hereto.

          "Estimated  Closing  Statement"  shall have the  meaning as defined in
     Section 1.5(a) hereto.

          "Excluded Licenses" shall have the meaning as defined in Section 2.1(J)(ii)(b) hereto.

          "GAAP" means generally accepted accounting principles in the United States.

          "General  Claim"  shall have the  meaning  as  defined in Section  7.4 hereto.

          "Geraldine Green Support Agreement" shall have the meaning as defined in Section 3.18(a) hereto.

          "Government Data" shall have the meaning as defined in Section 2.1(J)(ii)(b) hereto.

          "Governmental Body" and "Governmental Bodies" shall have the meanings as defined in Section 2.1(I) hereto.

          "GUST" shall have the meaning as defined in Section 2.1(M)(ix) hereto.

          "GUST Application for Determination" shall have the meaning as defined in Section 2.1(M)(ix) hereto.

          "GUST  Determination  Letter"  shall  have the  meaning  as defined in
     Section 2.1(M)(ix) hereto.

          "Hazardous Substances" shall have the meaning as defined in Section 2.1(S) hereto.

          "HSR Act" shall have the meaning as defined in Section 2.1(L) hereto.

          "Independent Accounting Firm" shall mean Ernst & Young LLP or such other nationally recognized accounting firm having no relationship with the Sellers, the Company and the Purchaser and mutually agreed upon by the Purchaser and the Sellers' Representative.

          "Indirect Costs" means any fringe benefits, general and administrative expenses and overhead expenses.

          "Intellectual Property" shall have the meaning as defined in Section 2.1(J)(i) hereto.

          "Initial Payment" shall have the meaning as defined in Section 1.2(a) hereto.

          "Interim Financials" shall have the meaning as defined in Section 2.1(E)(i) hereto.

          "IP   Licenses"   shall  have  the   meaning  as  defined  in  Section
     2.1(J)(ii)(b) hereto.

          "IRS" shall have the meaning as defined in Section 2.1(M)(ii) hereto.

          "Knowledge" means, with respect to any Person (other than the Company), the actual knowledge of such Person and, with respect to the Company, the actual knowledge of each of Mark Green, Jack Maslin, Terri Rogers, Christopher Jensen, Dennis England, William Alsbrooks, Nelson Crews, Harry Shackleford and Dorothy Colby.

          "Leased Property" shall have the meaning as defined in Section 2.1(W)(ii) hereto.

          "Liabilities" shall have the meaning as defined in Section 2.1(V) hereto.

          "Liens" shall have the meaning as defined in Section 2.1(C)(i) hereto.

          "Losses" shall have the meaning as defined in Section 7.1 hereto.

          "Mark Green Employment Agreement" shall have the meaning as defined in
     Section 3.18(a) hereto.

          "Mark Green Compensation  Letter" shall have the meaning as defined in
     Section 4.1(H) hereto.

          "Mutual Release" shall have the meaning as defined in Section 3.17 hereto.

          "Net Debt" shall mean, on a consolidated basis, the total amount of the Company's Debt, less the sum of its Cash and marketable securities as of the Closing Date.

          "Net Working Capital" shall mean the Company's current assets (including Cash) minus current liabilities as of the Closing Date. For purposes of calculating the Net Working Capital under this Agreement, the parties agree that:

          (a) current assets shall be deemed to include (i) the Company's "Pre-paid Project Expenses" as of the Closing presented in a manner consistent with the balance sheet contained in the Interim Financials and provided to the Purchaser on or about July 2, 2002, (ii) any Tax asset (including, but not limited to, any Tax deduction or loss carry back to prior years) that will result from those payments made by the Company from the Sellers' $4,830,000 capital contribution as described in Section 3.19 and any other transactions, actions or payments of the Company prior to the Closing; provided, however, that any Tax asset resulting solely from the payment by the Company, prior to or on the Closing Date, of $500,000 from the Company's working capital to Jack Maslin under his Retention Agreement with the Company shall be excluded from current assets, (iii) to the extent that Net Working Capital would otherwise be reduced if such costs and expenses were not included as current assets, the costs and expenses incurred by the Company (including, without limitation, any applicable discounts and fees) in connection with any sale, transfer or assignment of Accounts Receivable pursuant to Section 3.24, (iv) any promissory notes contributed by the Sellers pursuant to Section 3.19 (to the extent that the related liabilities for (x) all amounts payable by the Company to executives of the Company at or before the Closing under the Amended Contingent Stock Agreement, as more fully described in Section 3.19, and
     (y) the retention payments payable by the Company to certain key employees at or before the Closing pursuant to the Retention Agreements, as more fully described in Section 3.19, are included as current liabilities for purposes of calculating the Net Working Capital), and (v) the amount of Sellers' Auditors' fees reimbursed by the Purchaser pursuant to Section 5.2 (to the extent that the related liability for payment of such amount is included as a current liability for purposes of calculating Net Working Capital or such amount has been paid in cash by the Company prior to the Closing);

          (b) current assets shall be deemed to exclude (i) the life insurance policy for which Mark Green is the named insured and Robin Green is the named beneficiary, (ii) the life insurance policy for which Geraldine Green is the named insured and Mark Green is the named beneficiary, and (iii) the reserve for Accounts Receivable set forth in Section 2.1(E)(iii)(c), as such reserve shall be increased prior to the date of delivery of the Estimated Closing Statement in accordance with Section 3.26;

          (c) current liabilities shall be deemed to exclude (i) amounts that the Company has historically included in current liabilities in respect of deferred revenue and the Company's Debt, (ii) the retention payments payable by the Company to certain key employees on the first anniversary of the Closing pursuant to the Retention Agreements, as more fully described in Section 3.19, (iii) the reserve for health benefit plan claims set forth in Section 2.1(E)(iii)(a), as such reserve may be increased prior to the date of delivery of the Estimated Closing Statement in accordance with
     Section 3.22, and (iv) the reserve for rate overruns set forth in Section 2.1(E)(iii)(b), as such reserve may be increased prior to the date of delivery of the Estimated Closing Statement in accordance with Section 3.23; and

          (d) current liabilities shall be deemed to include Tax liabilities of the Company for all periods prior to the Closing, including, without limitation, Tax liabilities of the Company incurred during or otherwise related to the period from December 1, 2002 through the Closing Date.

          "Non-Competition  Agreement"  shall  have the  meaning  as  defined in
     Section 4.1(G) hereto.

          "Objection Notice" shall have the meaning as defined in Section 1.5(c) hereto.

          "Order" shall have the meaning as defined in Section 4.1(A) hereto.

          "Patents" shall have the meaning as defined in Section 2.1(J)(i)(a) hereto.

          "Permits" shall have the meaning as defined in Section 2.1(I) hereto.

          "Permitted Liens" shall mean (i) Liens for Taxes not yet due and payable, (ii) Liens that do not materially interfere with the use of the properties or assets by the Company and which do not impair the value of such properties or assets, but excluding any Liens relating to Debt and
     (iii) Liens as of the date hereof set forth on Schedule 2.1(H).

          "Person" shall have the meaning as defined in Section 3.16 hereto.

          "Plans" shall have the meaning as defined in Section 2.1(M) hereto.

          "Pre-Closing Taxes" shall have the meaning as defined in Section 7.3(C)(i) hereto.

          "Post-Closing Taxes" shall have the meaning as defined in Section 7.3(C)(i) hereto.

          "Proposed Intellectual Property Agreements" shall have the meaning as defined in Section 2.1(J)(ii)(c) hereto.

          "Purchase Price" shall have the meaning as defined in Section 1.1 hereto.

          "Purchaser" shall have the meaning as set forth in the preamble to this Agreement.

          "Purchaser Parties" shall have the meaning as defined in Section 7.1 hereto.

          "Real Property Leases" shall have the meaning as defined in Section 2.1(W)(ii) hereto. "Retention Agreements" shall have the meaning as defined in Section 2.1(M)(x) hereto.

          "Seller" and "Sellers" shall have the meanings as set forth in the preamble to this Agreement.

          "Sellers' Auditors" shall mean Grant Thornton LLP, or such other independent nationally recognized accounting firm retained by the Sellers and reasonably acceptable to the Purchaser.

          "Sellers' Refund" shall have the meaning as defined in Section 1.5(d) hereto.

          "Sellers' Representative" shall have the meaning as set forth in the preamble to this Agreement.

          "Settlement Agreement" shall have the meaning as defined in Section 1.5(c) hereto.

          "Shares" shall have the meaning as set forth in the recitals to this Agreement.

          "Software" shall have the meaning as defined in Section 2.1(J)(i)(e) hereto.

          "Sol Getz Consulting Arrangement" shall have the meaning as defined in
     Section 3.18 hereto.

          "Spectrum Health" shall have the meaning as defined in Section 2.1(G)(ii) hereto.

          "Straddle Period" shall have the meaning as defined in Section 7.3(C) hereto.

          "Target  Net  Working  Capital"  shall have the  meaning as defined in
     Section 1.5(a) hereto.

          "Tax" or "Taxes" means (a) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (b) any transferee liability in respect of any items described in clause (a) above.

          "Tax Claim" shall have the meaning as defined in Section 7.4 hereto.

          "Tax Return" or "Tax Returns" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

          "Tax Sharing Agreements" shall have the meaning as defined in Section 2.1(Q)(vii) hereto.

          "Third  Party  Confidential  Information"  shall  have the  meaning as
     defined  in  Section   2.1(J)(ii)(b) hereto.

          "Title Defects" shall mean and include any mortgage, deed of trust, lien, pledge, security interest, claims, lease, change, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation whatsoever.

          "Trademarks" shall have the meaning as defined in Section 2.1(J)(i)(b) hereto.

          "Trade   Secrets"  shall  have  the  meaning  as  defined  in  Section
     2.1(J)(i)(d) hereto.

          "Transaction Documents" means this Agreement, the Escrow Agreement, the Retention Agreements, the Mark Green Non-Competition Agreement, the Mark Green Compensation Letter, the Amended Contingent Stock Agreement and the Mutual Release.

          8.2 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.

          This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Purchaser and the Sellers' Representative or, in the case of a waiver, by or on behalf of the party waiving compliance (provided that the Sellers' Representative shall be entitled to waive the terms hereof on behalf of the Sellers). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any document delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any document delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          8.3  Public Disclosure.

          Each of the parties to this Agreement hereby agrees with the other parties that, except as may be required to comply with the requirements of applicable law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby unless specifically approved in advance by the Purchaser and the Sellers' Representative, such approval not to be unreasonably withheld, conditioned or delayed. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that, upon the execution of this Agreement, the Purchaser may issue a press release in the form previously agreed to by the Sellers' Representative and the Purchaser.

          8.4  GOVERNING LAW.

          THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND EACH SELLER AND THE PURCHASER IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN FAIRFAX COUNTY, COMMONWEALTH OF VIRGINIA OR THE EASTERN DISTRICT OF VIRGINIA AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND HEREBY AGREES NOT TO CHALLENGE SUCH JURISDICTION OR VENUE BY REASON OF ANY OFFSETS OR COUNTERCLAIMS IN ANY SUCH ACTION, SUIT OR PROCEEDING. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY JURISDICTION OTHER THAN VIRGINIA.

          8.5  Notices.

          Any notices or other communications required under this Agreement shall be in writing and be effective upon delivery if given by hand delivery or confirmed (by telephone conversation), facsimile transmission or on the next Business Day after given if delivered by overnight courier and shall be given at the addresses or facsimile numbers set forth below, with copies provided as follows:

                    (A)  if to the Sellers or the Sellers' Representative:

                                    Information Spectrum,  Inc.
                                    7611 Little River Turnpike
                                    Suite 300 East
                                    Annandale, VA 22003
                                    Attn: Mark Green

                    (with a copy to (which shall constitute notice):

                                    Holland & Knight LLP
                                    2099 Pennsylvania Avenue, NW
                                    Suite 100
                                    Washington, DC 20006
                                    Attn:  William J. Mutryn, Esq.
                                    Facsimile:  (202) 955-5564

                    (B) if to the Company:

                                    Information Spectrum, Inc.
                                    7611 Little River Turnpike
                                    Annandale, VA 22003
                                    Attn:  Mark Green

                    (with a copy to (which shall constitute notice):

                                    Holland & Knight LLP
                                    2099 Pennsylvania Avenue, NW
                                    Suite 100
                                    Washington, DC 20006
                                    Attn:  William J. Mutryn, Esq.
                                    Facsimile:  (202) 955-5564

                    (C) if to the Purchaser:

                                    Anteon International Corporation
                                    3211 Jermantown Road, Suite 700
                                    Fairfax, VA  22030-2801
                                    Attn: Curtis L. Schehr, Esq.
                                    Senior Vice President and General Counsel
                                    Facsimile:  (703) 246-0577

                    (with a copy to (which shall constitute notice):

                                    Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Attn: Carl L. Reisner, Esq.
                                    Facsimile: (212) 373-2758

          or at such other place or places or to such other Person or Persons as shall be designated in writing by the parties to this Agreement in the manner herein provided.

          8.6  Section Headings.

          The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          8.7  Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          8.8  Assignments.

          This Agreement may not be assigned, by operation of law or otherwise, without the prior written consent of the Purchaser and the Sellers' Representative, except that, with prior written notice to the Sellers' Representative, the Purchaser may assign its rights under this Agreement to its Affiliates and financing sources without the consent of the Sellers' Representative. Any assignment in contravention of this Section 8.8 shall be void. This Agreement shall be binding upon and inure to the benefit of successors and legal representatives of the parties hereto.

          8.9  Entire Agreement, Enforceability and Miscellaneous.

          This Agreement including the Exhibits and Schedules attached hereto and the other documents referred to herein (including, without limitation, the other Transaction Documents) constitute the entire agreement among the parties with respect to the transactions contemplated hereby and except as set forth in Section 3.5, supersede all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter thereof. This Agreement shall be binding upon, and is solely for the benefit of, each of the parties herein and nothing in this Agreement (except as expressly provided by Sections 7.1, 7.2 and 7.3) is intended to confer upon any other Persons any rights or remedies of any nature whatsoever hereunder or by reason of this Agreement. In case any provision in this Agreement shall be or shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.10 Construction of Agreement.

          This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit or Schedule will mean a Section in, or Exhibits or Schedule to, this Agreement unless otherwise explicitly set forth.

          8.11 Schedules.

          The disclosure of any matter or document in the Schedules hereto shall not imply any warranty or representation not expressly given in this Agreement or the Schedules, nor shall any such disclosure be taken as extending the scope of the representations and warranties or any other obligation under this Agreement or the Schedules.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the date first above written.

     PURCHASER:

                                         ANTEON INTERNATIONAL CORPORATION


                                         By:_______________________________
                                              Name:
                                              Title:


     COMPANY:

                                         INFORMATION SPECTRUM, INC.


                                         By:_________________________________
                                              Name:
                                              Title:


     SELLERS:

                                         THE GERALDINE GREEN ISI TRUST


                                         By:_________________________________
                                              Name:
                                              Title:  Trustee


                                         CREDIT EQUIVALENT TRUST


                                         By:_________________________________
                                              Name:  A. Fred Ruttenberg
                                              Title:  Trustee


                                         By:
                                            _________________________________
                                              Name:      Mark Green
                                              Title:     Trustee


                                            _________________________________
                                              Mark Green




     SELLERS' REPRESENTATIVE:

                                            _________________________________
                                                          Mark Green

                                                                 EXECUTION COPY


===============================================================================








                            STOCK PURCHASE AGREEMENT


                                  by and among


                        ANTEON INTERNATIONAL CORPORATION,

                           INFORMATION SPECTRUM, INC.,

                 THE SHAREHOLDERS OF INFORMATION SPECTRUM, INC.

                                       and

                     MARK GREEN, as Sellers' Representative




                        --------------------------------

                           Dated as of April __, 2003
                        --------------------------------









================================================================================


                                TABLE OF CONTENTS

                                                                                                                Page

Article I PURCHASE AND SALE OF SHARES....................................................................1
         1.1        Purchase and Sale of Shares..........................................................1
         1.2        Payment of Purchase Price............................................................1
         1.3        Deliveries at Closing................................................................2
         1.4        Closing; Closing Date................................................................2
         1.5        Purchase Price Adjustments...........................................................2

Article II REPRESENTATIONS AND WARRANTIES................................................................5
         2.1        Representations and Warranties of the Sellers........................................5
              (A)   Organization and Qualification of the Company........................................5
              (B)   Authority to Execute and Perform Agreement...........................................6
              (C)   Capital Stock........................................................................7
              (D)   Good Title to Shares.................................................................7
              (E)   Financial Statements.................................................................7
              (F)   Absence of Certain Changes or Events.................................................9
              (G)   Litigation and Liabilities..........................................................11
              (H)   Title to Properties; Absence of Liens, etc..........................................12
              (I)   Licenses and Registrations; Compliance with Laws, etc...............................12
              (J)   Intellectual Property...............................................................13
              (K)   Non-Contravention...................................................................17
              (L)   Consents and Approvals..............................................................18
              (M)   Employee Benefit Plans; ERISA.......................................................19
              (N)   Insurance Policies..................................................................21
              (O)   Agreements..........................................................................22
              (P)   Validity of Agreements..............................................................24
              (Q)   Taxes...............................................................................25
              (R)   Disclosure..........................................................................28
              (S)   Environmental Matters...............................................................28
              (T)   Accounts and Notes Receivable.......................................................29
              (U)   Potential Conflicts of Interest.....................................................29
              (V)   Liabilities.........................................................................30
              (W)   Real Property.......................................................................30
              (X)   Labor Matters.......................................................................31
              (Y)   Suppliers and Customers.............................................................32
         2.2        Representations and Warranties of the Purchaser.....................................32
              (A)   Organization of the Purchaser.......................................................32
              (B)   Authority to Execute and Perform Agreement..........................................32
              (C)   Consents and Approvals..............................................................33
              (D)   Non-Contravention...................................................................33
              (E)   Compliance with Laws................................................................33
              (F)   Litigation..........................................................................33
              (G)   Experience of the Purchaser.........................................................34
              (H)   No Other Representations............................................................34

Article III ADDITIONAL AGREEMENTS OF THE PARTIES........................................................34
         3.1        Tax Return Filing...................................................................34
         3.2        Further Assurances..................................................................36
         3.3        Access to Records...................................................................36
         3.4        Preservation of Records.............................................................37
         3.5        Confidentiality.....................................................................38
         3.6        Efforts; Consents...................................................................39
         3.7        Ordinary Course of Business.........................................................39
         3.8        Insurance Proceeds; Litigation Rights...............................................41
         3.9        Benefit Plans.......................................................................41
         3.10       Reporting...........................................................................42
         3.11       Employee Arrangements...............................................................42
         3.12       Litigation..........................................................................42
         3.13       Agreements..........................................................................42
         3.14       Continued Effectiveness of Representations and Warranties...........................42
         3.15       Satisfaction of Conditions Precedent................................................43
         3.16       Exclusivity.........................................................................43
         3.17       Related Parties.....................................................................44
         3.18       Termination of Agreements...........................................................44
         3.19       Payment of Bonuses..................................................................44
         3.20       Shareholder Approval................................................................45
         3.21       SEC Compliance......................................................................45
         3.22       Reserve for Health Benefit Plan Claims..............................................45
         3.23       Reserve for Rate Overruns...........................................................45
         3.24       Sale of Accounts Receivable.........................................................45
         3.25       Stock Options for Company Senior Executives.........................................46
         3.26       Accounts Receivable Reserve.........................................................46
         3.27       Escrow Agreement Fees and Expenses..................................................46

Article IV CONDITIONS TO CLOSING........................................................................46
         4.1        Conditions to Obligations of the Sellers............................................46
              (A)   Regulatory Authorizations...........................................................46
              (B)   Representations and Warranties; Covenants and Agreements............................46
              (C)   Certificate.........................................................................47
              (D)   HSR Act Filing......................................................................47
              (E)   Escrow Agreement....................................................................47
              (F)   Payment of Closing Payment..........................................................47
              (G)   Mark Green Non-Competition Agreement................................................47
              (H)   Mark Green Compensation Letter......................................................47
              (I)   Reimbursement of Expenses...........................................................47
         4.2        Conditions to Obligation of the Purchaser...........................................48
              (A)   Regulatory Authorizations...........................................................48
              (B)   Representations and Warranties; Covenants and Agreements............................48
              (C)   HSR Act Filing......................................................................48
              (D)   Consents............................................................................48
              (E)   No Company Material Adverse Effect..................................................49
              (F)   Certificate.........................................................................49
              (G)   Opinion of Counsel to the Sellers and the Company...................................49
              (H)   Delivery of Stock Certificates......................................................49
              (I)   Resignations and Appointments.......................................................49
              (J)   Escrow Agreement....................................................................50
              (K)   Termination of Agreements...........................................................50
              (L)   Landlord Consents...................................................................50
              (M)   FIRPTA Affidavit....................................................................50
              (N)   Bonus Payments......................................................................50
              (O)   Mark Green Non-Competition Agreement................................................50
              (P)   Increase in Reserve for Health Benefit Plan Claims..................................51
              (Q)   Increase in Reserve for Rate Overruns...............................................51
              (R)   Increase in Accounts Receivable Reserve.............................................51
              (S)   Liquidation, Dissolution and Winding-Up of EnviroSpectrum...........................51
              (T)   Spectrum Health.  ..................................................................51
              (U)   Liens.  ............................................................................51
              (V)   Beneficiary Letter.  ...............................................................51

Article V FEES RELATING TO THIS TRANSACTION.............................................................52
         5.1        Brokerage Fees......................................................................52
         5.2        Other Fees and Expenses.............................................................52

Article VI TERMINATION..................................................................................53
         6.1        Termination.........................................................................53
         6.2        Effect of Termination; Expenses.....................................................54

Article VII INDEMNIFICATION.............................................................................55
         7.1        Indemnification by the Sellers......................................................55
         7.2        Indemnification by the Purchaser....................................................55
         7.3        Supplemental Indemnification by Each Seller.........................................55
              (A)   Supplemental ERISA Indemnification..................................................55
              (B)   Supplemental Contract Indemnification...............................................56
              (C)   Supplemental Tax Indemnification....................................................56
              (D)   Township of Middletown, New Jersey Claim............................................58
              (E)   Supplemental Health Benefit Plans Indemnification...................................58
              (F)   Supplemental Rate Overruns Indemnification..........................................58
              (G)   Supplemental Patent Infringement Indemnification....................................59
         7.4        Survival of Representations and Warranties of the Sellers...........................59
         7.5        Certain Limitations on Indemnification Obligations..................................60
         7.6        Defense of Claims...................................................................61
         7.7        Non-Third Party Claims..............................................................62
         7.8        Claims Against the Escrow Agent.....................................................62
         7.9        Liability of the Company............................................................62
         7.10       No Double Recovery; Insurance.......................................................63
         7.11       Subrogation.........................................................................63
         7.12       Tax Treatment.......................................................................63
         7.13       Exclusive Remedy....................................................................63
         7.14       Reasonable Actions..................................................................63
         7.15       No Right of Contribution............................................................63

Article VIII MISCELLANEOUS..............................................................................64
         8.1        Certain Definitions.................................................................64
         8.2        Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies..........72
         8.3        Public Disclosure...................................................................73
         8.4        GOVERNING LAW.......................................................................73
         8.5        Notices.............................................................................74
         8.6        Section Headings....................................................................75
         8.7        Counterparts........................................................................75
         8.8        Assignments.........................................................................75
         8.9        Entire Agreement, Enforceability and Miscellaneous..................................75
         8.10       Construction of Agreement...........................................................76
         8.11       Schedules...........................................................................76


EXHIBITS

Exhibit A - Form of Escrow Agreement Exhibit B - Amended Contingent Stock Agreement Exhibit C - Retention Agreements Exhibit D - Form of Non-Competition Agreement Exhibit E - Form of Mark Green Compensation Letter Exhibit F - Form of Mutual Release Exhibit G - Form of Opinion of Holland & Knight LLP


SCHEDULES

Schedule 1.2 - Allocation of Purchase Price  Schedule  2.1(C)(i) - Capital Stock
Schedule 2.1(F) - Absences of Certain Changes or Events Schedule 2.1(G)(i) - Litigation and Liabilities Schedule 2.1(H) - Permitted Liens Schedule 2.1(I) - Compliance with Laws Schedule 2.1(J)(ii)(a) - Intellectual Property Schedule 2.1(J)(ii)(b) - IP Licenses
Schedule 2.1(J)(ii)(c) - Proposed Intellectual Property Agreements Schedule 2.1(J)(iii) - Ownership of Intellectual Property Schedule 2.1(J)(ix)(a) - Software Schedule 2.1(J)(ix)(b) - Software Exceptions Schedule 2.1(J)(x) - Trade Secrets Schedule 2.1(J)(xi) - Employees, Consultants and Other Persons Schedule 2.1(J)(xv) - EnviroSpectrum Intellectual Property Exceptions Schedule 2.1(K)(i)
- Non-Contravention of the Sellers Schedule 2.1(K)(ii) - Non-Contravention of the Company Schedule 2.1(L) - Consents and Approvals Schedule 2.1(M) - Employee Benefit Plans Schedule 2.1(M)(viii) - Certain ERISA Matters Schedule 2.1(M)(ix)
- GUST Schedule 2.1(M)(x) - Retention Agreements Schedule 2.1(N) - Insurance Policies Schedule 2.1(O) - Agreements Schedule 2.1(P) - Validity of Agreements
Schedule 2.1(Q) - Taxes Schedule 2.1(S) - Environmental  Matters Schedule 2.1(T)
- Accounts Receivable Schedule 2.1(U) - Potential Conflicts of Interest Schedule 2.1(V) - Liabilities Schedule 2.1(W) -Real Property Leases Schedule 2.1(W)(1) - Interests Affecting Leased Property Schedule 2.1(W)(2) - Title Defects Schedule 2.1(W)(vii) - Amounts Owed in Connection with Leased Property Schedule 2.1(X) - Labor Matters Schedule 2.1(Y) - Suppliers and Customers Schedule 3.9(a) - Terminated Employees Schedule 3.17 - Related Parties Schedule 3.18 - Termination of Agreements Schedule 3.25 - Stock Options for Company Senior Executives
Schedule 4.2(L) - Modifications to Real Property Leases